Exhibit 10.6

OFFICE LEASE AGREEMENT

Between

444 DE HARO - VEF VI, LLC,

a Delaware limited liability company

(“Landlord”)

And

INVUITY, INC.

a California corporation

(“Tenant”)

TABLE OF CONTENTS

LEASE AGREEMENT

i

F.	Insurance/Indemnities/Waiver/Estoppel		23

	29.	Insurance; Waivers	23
	30.	Indemnities	25
	31.	Acceptance and Waiver	26
	32.	Tenant’s Estoppel	26

G.	Default/Remedies/Surrender/Holding Over		26

	33.	Notices	26
	34.	Abandonment of Premises	26
	35.	Default	27
	36.	Landlord’s Remedies	27
	37.	Service of Notice	29
	38.	Advertising	29
	39.	Surrender of Premises	29
	40.	Cleaning Premises	29
	41.	Liens	29
	42.	Holding Over	30
	43.	Attorney’s Fees	30
	44.	Mortgagee’s Rights	30

H.	Landlord Entry/Assignment and Subletting		32

	45.	Entering Premises	32
	46.	[Intentionally Deleted]	32
	47.	Assignment and Subletting	32

I.	Sale of Building; Limitation of Liability		35

	48.	Sale	35
	49.	Limitation of Liability	35

J.	Brokers/Construction/Authority		36

	50.	Broker Disclosure	36
	51.	Definitions	36
	52.	Construction of this Agreement	36
	53.	No Estate In Land	36
	54.	Paragraph Title; Severability	37
	55.	Cumulative Rights	37
	56.	Waiver of Jury Trial	37
	57.	Entire Agreement	37
	58.	Submission of Agreement	37
	59.	Authority; Counterparts	38
	60.	Guaranty	38
	61.	Joint and Several Obligations	38
	62.	Name of Building	38
	63.	Governing Law	38
	64.	Obligations Independent	38
	65.	Exhibits	38

	66.	Hazardous Substances Disclosure	38
	67.	OFAC and Anti-Money Laundering Compliance Certifications	39
	68.	No Recording	40
	69.	Financial Statements	40
	70.	Disclosure Pursuant to Section 1938 of the California Civil Code	41
	71.	Right of First Offer	41
	72.	Option to Renew	42
	73.	Right to Cure	43

	LIST OF EXHIBITS

A	Legal Description
B	Plan of Premises
C	Work Letter
D	Landlord’s Work
E	Substantial Completion/Acceptance Letter
F	Rules and Regulations
G	Environmental Reports
H	Approved Space Plan
I	Excluded Area

BASIC LEASE PROVISIONS

The following sets forth the “Basic Lease Provisions”. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. In addition to the following Basic Lease Provisions, all of the other terms and conditions and sections of the Office Lease Agreement hereinafter set forth are hereby incorporated as an integral part of this Lease.

1.	Date of Lease: May 9, 2014 (“Lease Date”)

2.	“Building” (See Section 1):	444 De Haro Street, San Francisco, CA 94107

3.	“Premises” (See Section 1):	Suite: 110
Floor: First
Rentable Square Footage”: 38,135

4.	Term (See Section 2): 120 full calendar months after the Commencement Date.

5.	Commencement Date: November 1, 2014, subject to Section 7 of the Work Letter. The 30 day period immediately prior to the Commencement Date is referred to herein as the “Move-In-Period”.

6.	Base Rent (See Section 5):

Lease Year	Rate Per Rentable Square Foot of Premises	Monthly Installments
1	$52.00	$165,251.67
2	$53.56	$170,209.22
3	$55.17	$175,325.66
4	$56.82	$180,569.23
5	$58.52	$185,971.68
6	$60.28	$191,564.82
7	$62.09	$197,316.85
8	$63.95	$203,227.77
9	$65.86	$209,297.59
10	$67.84	$215,589.87

7.	Rent Payment Address (See Section 5):	c/o Winthrop Management LP
		201 California Street, Suite 300
		San Francisco, CA 94111

8.	Base Year (See Section 7):

	“Tax Base Year”:	2014
	“Operating Expense Base Year”:	2014

9.	Tenant’s Share (See Section 7):	28.25%, determined by dividing the rentable square footage of the Premises divided by the rentable square footage of the Building (135,010 rsf).

10.	Security Deposit (See Sections 10 and 11):	$1,089,944.34, initially, subject to reduction as provided in Section 10 below.

11.	Parking Spaces (See Section 19):	18

12.	Tenant Improvement Allowance (See Section 21):	$65.00 per rentable square foot, plus the Special Floor Allowance set forth in Section 15 of Exhibit “C”.

13.	Landlord’s Broker (See Section 50):	Cornish & Carey Commercial Newmark Knight Frank

	Tenant’s Broker (See Section 50):	CBRE, Inc.

14.	Notice Address (See Section 33):

Landlord	Tenant

444 De Haro – VEF VI, LLC

c/o Winthrop Management LP

201 California Street, Suite 300

San Francisco, CA 94111

Attn: Daniel Cushing

Fax No.: 415-247-2108

Email: dcushing@aresmgmt.com

With a copy to:

Levenfeld Pearlstein, LLC

2 North LaSalle Street, Suite 1300

Chicago, Illinois 60602

Attn: Thomas G. Jaros

Fax No: 312-346-8434

Email: tjaros@lplegal.com

Prior to the Commencement Date:

Invuity, Inc.

39 Stillman Street

San Francisco, CA 94107

Attn: Brett Robertson, General Counsel and Vice President, Corporate Development

Fax No.: 415-223-8607

Email: brobertson@invuity.com

After the Commencement Date:

Invuity, Inc.

444 De Haro Street, Suite 110

San Francisco, CA 94107

Attn: Brett Robertson, General Counsel and

Vice President, Corporate Development

Fax No.: 415-223-8607

Email: brobertson@invuity.com

[signature page immediately follows]

v

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date set forth on the first page hereof.

Landlord:

444 DE HARO - VEF VI, LLC, a Delaware limited liability company

By:	444 De Haro Member, LLC,
a Delaware limited liability company, its sole member

	By:	Value Enhancement Fund VI, L.P.,
a Georgia limited partnership, its sole member

		By:	VEF Group Management, LLC,
a Delaware limited liability company,its manager

			By:	/s/ Joseph A. Hill
Name: Joseph A. Hill
Title: Secretary

TENANT:

INVUITY, INC., a California corporation

By:	/s/ Philip Sawyer
Name:	Philip Sawyer
Title:	CEO

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (hereinafter called the “Lease”) is made and entered into as of the date appearing in the Basic Lease Provisions by and between the Landlord and Tenant identified above. The Basic Lease Provisions are incorporated herein by this reference.

A. Premises/Term/Possession

1. Premises.

(a) Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for the purposes set forth in Section 12(a) hereof, the Premises located in the Building identified in the Basic Lease Provisions, situated on the real property described in Exhibit “A” attached hereto (the “Property”), such Premises as all further shown by diagonal lines on the drawing attached hereto as Exhibit “B” and made a part hereof by reference. The Premises shall be prepared for Tenant’s occupancy in the manner and subject to the provisions of Exhibit “C” and Exhibit “D” attached hereto and made a part hereof. Landlord and Tenant agree that the number of rentable square feet described in Paragraph 3 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. The parties hereto hereby acknowledge that the purpose of Exhibit “B” is to show the approximate location of the Premises in the Building, only, and such Exhibit “B” is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of any Common Areas (defined below), or the elements thereof or of the accessways to the Premises or the Building. The Property, the Building and the Common Areas are collectively referred to herein as the “Project”. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease or the Work Letter. Subject only to other provisions of this Lease (including Landlord’s obligation to complete the Landlord’s Work), Tenant accepts the Premises on an AS IS condition as of the Lease Date. Notwithstanding the foregoing, Landlord warrants and represents that, as of the Delivery Date, (i) the Premises, the Building and the Project will comply with all Legal Requirements, and (ii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other Building systems serving the Premises will be in good operating condition and repair. To the extent that Tenant discovers within six (6) months of the Commencement Date that the foregoing warranty and representation was untrue, Landlord shall, promptly after written receipt of notice from Tenant, which must occur within six (6) months of the Commencement Date, remedy any non-compliance with the foregoing sentence at Landlord’s sole cost and expense (and not as an Operating Expense).

(b) Tenant shall have the non-exclusive right to use in common with other tenants in the Building, and subject to the rules and regulations referred to in this Lease, those portions of the Building which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the

“Common Areas”). For purposes of clarity, Landlord and Tenant acknowledge that the area denoted on Exhibit “I” hereto as the “Excluded Area” shall not be part of the Common Areas for purposes of this Lease. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Building and the Common Areas so long as the same does not unreasonably interfere with Tenant’s use of the Premises.

(c) Notwithstanding anything to the contrary contained herein, it is acknowledged that Tenant may utilize the De Haro street lobby portion of the Common Areas (the “De Haro Lobby”) for the delivery of equipment to the Premises subject to the following conditions: (i) Tenant’s utilization of the De Haro Lobby shall only be allowed if the freight lift of the Building cannot accommodate the delivery of such equipment; (ii) at least 24 hours prior notice is given to Landlord such that Landlord may control access and entry through the De Haro Lobby; (iii) Landlord reserves the right to require Tenant’s use of the De Haro Lobby during off-peak or non-business hours; (iv) Tenant shall be responsible for all damage done to the De Haro Lobby or other Common Elements by virtue of such use; (v) such equipment shall be brought through the De Haro Lobby only by means as reasonably approved by Landlord with proper wall and floor protection; and (vi) Tenant shall observe such other reasonable conditions or restrictions as Landlord may impose on such use of the De Haro Lobby.

2. Lease Term/Early Access.

(a) Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions commencing on the Commencement Date, and shall terminate at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit “E”, specifying and/or confirming the Commencement Date and the Expiration Date.

(b) Tenant shall have the right to access the Premises commencing on the Lease Date for the sole and limited purpose of completing the Tenant Improvement Work in compliance with this Lease (including the Work Letter), to otherwise prepare the Premises for occupancy and, during the Move-In-Period, occupying the Premises. Tenant’s use, occupancy and access to the Premises for such purposes shall be subject to all of the terms of the lease except the obligation to pay Rent (which obligation to pay Rent shall commence as otherwise set forth herein).

3. Intentionally Omitted.

4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises.

B. Rent/Payment/Security Deposit.

5. Base Rent.

(a) Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. The term “Lease Year”, as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date occurs other than on the first day of a calendar month, the first Lease Year shall be that partial month in which the Commencement Date actually occurs (the “Stub Month”) plus the first full twelve (12) months thereafter.

(b) Notwithstanding anything to the contrary contained herein: (i) no Rent shall be payable during the Move-In Period, but Tenant shall otherwise observe all terms and provisions of this Lease during the Move-In Period; and (ii) the first three monthly installments of Base Rent due during the first Lease Year (the “Abatement Period”) shall be abated and shall not be payable; provided, however, in the event this Lease is terminated as a result of a Default by Tenant beyond any applicable notice, cure or grace period, Landlord may recover the unamortized portion of the abated rent for the Abatement Period (using a straight line amortization over 120 months and interest at 8%).

6. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the first month’s Base Rent (after accounting for the Abatement Period), and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Abatement Period during the Term hereof (provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be applied first to the Stub Month, and the excess shall be applied as a credit against the next monthly Base Rent installment due after the Abatement Period and Tenant shall pay any amount remaining due on such Base Rent installment). Tenant shall pay, as Additional Rent, all other sums due from Tenant to Landlord under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent and all other amounts payable hereunder from Tenant to Landlord).

7. Operating Expenses/Taxes/Electricity Costs/Janitorial Expenses/Impositions.

(a) Tenant agrees to reimburse Landlord throughout the Term, as Additional Rent hereunder, for Tenant’s Share (as defined below) of: (i) the annual Operating Expenses (as defined below) in excess of the Operating Expenses for the Operating Expense Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Expense Amount” and the Operating Expenses of a given year in excess of the Base Year Expense Amount is hereinafter called the “Excess Operating Expenses”); and (ii) the annual Taxes (as defined below) in excess of the Taxes for the Tax Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Tax Amount” and the Taxes of a given year in excess of the Base Year Tax Amount is hereinafter called the “Excess Taxes”). The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the Rentable Square Footage of the Premises by the rentable square footage of the Building. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is the percentage amount set forth in the Basic Lease Provisions. Tenant’s Share of Excess Operating Expenses and Excess Taxes for any calendar year shall be equitably prorated for any partial year occurring during the Term.

(b) “Operating Expenses” shall mean, without duplication, all of those expenses of operating, servicing, managing, maintaining and repairing the Property, Building, and all parking areas and all related Common Areas (as well as the reasonable allocation by Landlord of any expenses incurred and related to facilities located on other property but serving the Property, if the Property is part of a project involving more than one building and/or property). Operating Expenses shall include, without limitation, the following: (1) insurance premiums and deductible amounts, including, without limitation, for commercial general liability, “all risks” property, rent loss and other coverages carried by Landlord on the Building and Property; (2) all costs related to the providing of water, heating, lighting, ventilation, air quality monitoring (if any), sanitary sewer, air conditioning and other utilities in the Building, excluding those utility charges actually paid separately by Tenant (including Electricity Costs defined below) or any other tenants of the Building; (3) janitorial and maintenance expenses, including: (a) janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building, excluding those janitorial charges actually paid separately by Tenant (including Janitorial Expenses defined below) or any other tenants of the Building; and (b) the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash removal, and other similar services or agreements; (4) management fees (or a charge equal to fair market management fees if Landlord provides its own management services) and the market rental value of a management office; (5) the costs of capital improvements (a) which are intended to effect economies in the operation or maintenance of the Building (but not to exceed the anticipated savings therefrom), or any portion thereof, or which is acquired to improve the safety of the Building or Property (b) which are replacements of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (d) that are required under any governmental law or regulation first becoming effective after the Commencement Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (6) all services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas; (7) wages and salaries of Landlord’s employees engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits; (8) legal and accounting costs (but not including legal costs incurred in collecting delinquent rent from any occupants of the Property); (9) costs to maintain and repair the Building and Property; (10) landscaping and security costs unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above; (11) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Taxes; and

(12) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property.

(c) Operating Expenses shall specifically further exclude, however, the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements and expenditures, except as provided in item (5) of the preceding paragraph; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) payments to affiliates of the Landlord for goods and/or services in excess of what would be paid to non-affiliated parties for such goods and/or services in an arm’s length transaction; (vi) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas of the Building); (vii) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (viii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (ix) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; (x) costs incurred in connection with the pursuit or consummation of the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (xi) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility, or other facility not generally available to all office tenants of the Building, including Tenant; (xii) Taxes; (xiii) rental under any ground or underlying lease or leases; (xiv) legal fees in connection with disputes with any other occupant of the Building and costs arising from the violation by Landlord or any occupant of the Building (other than Tenant), or their respective agents, employees or contractors, of any law or the terms and conditions of any lease or other agreement; (xv) costs occasioned by casualty or by the exercise of the power of eminent domain; and (xvi) costs incurred in connection with the presence of any hazardous or toxic material (including the operation, maintenance and/or removal of the System), except any costs which Tenant is required to indemnify Landlord from pursuant to Section 12. To the extent that the Operating Expenses for the Operating Expense Base Year do not include insurance expenses for earthquake or environmental insurance, and Landlord subsequently obtains such pursuant to the terms of this Lease, then Operating Expenses for the Operating Expense Base Year shall be increased as if Landlord maintained and provided such insurance during the entirety of the Operating Expense Base Year. The Operating Expenses during the Operating Expense Base Year shall be deemed to be increased as if the shuttle service set forth in Section 16(a)(xi) were provided throughout the entire Operating Expense Base Year.

(d) “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located; any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building [excluding amounts payable under this subparagraph (iii)] been the sole taxable income of Landlord for such calendar year; (iv) there shall be excluded from Taxes all income taxes [except those which may be included pursuant to the preceding subparagraph (iii) above], excess profits taxes, franchise, capital stock, and inheritance or estate taxes; (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes assessed for a different calendar year; and (vi) Tenant and Landlord acknowledge that Proposition 13 (“Proposition 13”) was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the contribution by the Building or such projects towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.

(e) Notwithstanding anything to the contrary set forth in this Lease, the amount of Taxes for the Tax Base Year shall be calculated:

(x) without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Taxes in the Base Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Taxes due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Operating Expenses or Taxes for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this subsection (x) is not intended to in any way affect (A) the inclusion in Taxes of the statutory two percent (2.0%) annual increase in Taxes (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Taxes pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms above; and

(y) with inclusion of the actual amount of any supplemental assessment which is actually levied pursuant to Proposition 13 on account of the performance of substantial improvements by the Landlord which were completed during calendar year 2013.

(f) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of Excess Operating Expenses and Excess Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. The failure of Landlord to timely furnish such statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Additional Rent hereunder, nor shall Landlord be prohibited from revising any statement theretofore delivered to the extent necessary. Until a new statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Excess Taxes and Excess Operating Expenses set forth in the previous statement delivered by Landlord to Tenant. Landlord agrees to keep books and records showing the Operating Expenses and Taxes in accordance with commercially reasonable accounting practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a statement (“Landlord’s Statement”) containing the following: (1) the amount of any Excess Operating Expenses for such calendar year; (2) the amount of any Excess Taxes for such calendar year; and (3) Tenant’s Share of Excess Taxes and Excess Operating Expenses. Upon reasonable prior written request given not later than ninety (90) days following the date Landlord’s Statement is delivered to Tenant, Tenant may audit the books, records and supporting documents of Landlord to the extent necessary to determine the accuracy of Landlord’s Statement during normal business hours. If Tenant does not notify Landlord of any objection to Landlord’s Statement within the later of ninety (90) days after the later of delivery of Landlord’s Statement or thirty (30) days after the delivery of such requested supporting documentation, Tenant shall be deemed to have accepted Landlord’s Statement as true and correct and shall be deemed to have waived any right to dispute the Excess Operating Expenses, and Excess Taxes due pursuant to that Landlord’s Statement. Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated the Excess Taxes or Excess Operating Expenses, as the case may be, by more than five percent (5%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant’s audit. Landlord shall promptly refund any overcharges to Tenant.

(i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of the Excess Operating Expenses and Excess Taxes for the calendar year in question. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year (as disclosed by the Landlord Statement), Landlord shall reimburse to Tenant any such excess amount (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year (as disclosed by the Landlord Statement), Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

(ii) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Paragraph shall apply, but Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if such Landlord Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year exceeded the actual prorated Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year, Landlord shall include a refund for that amount along with the Landlord Statement (subject to offset in the event of a Default by Tenant hereunder). If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year were less than the actual prorated Tenant’s Share of Excess Operating Expenses and Excess Taxes for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord’s Statement.

(iii) If the Building is less than completely occupied throughout any calendar year of the Term (including the Tax Base Year and Operating Expense Base Year), then the actual Taxes and Operating Expenses (as well as the Base Year Tax Amount and the Base Year Expense Amount) which vary with occupancy levels in the Building (e.g. freight lift maintenance, elevator maintenance, management fees) shall be increased to the amount of Taxes and Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been completely occupied throughout such calendar year. If the provisions of this subsection are applied in any calendar year, the Base Year Taxes and Base Year Expense Amount shall likewise be adjusted to reflect such level of occupancy.

(g) In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord for all of the following items (collectively, “Impositions”): (i) taxes, other than local, state, and federal personal or corporate income taxes measured by the net income of Landlord; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Taxes. Tenant is obligated to pay the foregoing Impositions only to the extent that such Impositions are (a) on, measured by, or reasonably attributable to, the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Tenant, regardless of whether title to the improvements shall be in Tenant or Landlord; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by

Tenant of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Tenant to reimburse Landlord for the Impositions, but lawful to increase the monthly rental to take into account Landlord’s payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

(h) In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord all of those costs and expenses of every kind and nature whatsoever which Landlord shall incur in connection with providing various electricity and power services to the Premises (“Electricity Costs”) or any portion thereof with respect to each calendar year of the Term or portion thereof. The electricity and power provided to the Premises shall be separately metered. For purposes of clarity, it is agreed that Tenant shall pay the entirety of all Electricity Costs and not simply Tenant’s Share thereof.

(i) In addition to the monthly rental and other charges to be paid by Tenant under this Lease, Tenant shall pay Landlord all janitorial expenses incurred to clean the Premises (“Janitorial Expenses”). All janitorial services shall be performed by the janitorial service company designated by Landlord as providing services to the Building so long as such service is competitively priced and is of a quality reasonably acceptable to Tenant, except that the janitorial service company shall bill Tenant directly for Janitorial Expenses incurred with respect to the Premises. Notwithstanding the foregoing, Tenant shall have the right to hire a Tenant’s Janitor (defined below) to provide janitorial service for the clean room within the Premises at Tenant’s sole cost and expense. For purposes of clarity, it is agreed that Tenant shall pay the entirety of all Janitorial Expenses and not simply Tenant’s Share thereof. If Tenant objects to cost or identity of the Landlord’s janitorial service, Tenant may contract with its own janitorial service (a “Tenant’s Janitor”) to provide janitorial service for the Premises provided that: (i) the identity of Tenant’s Janitor is reasonably acceptable to Landlord and shall provide insurance in favor of Landlord comparable to the other janitorial service providers in the Building, (ii) Tenant shall enter into any contract for such services in its name directly with Tenant’s Janitor and Landlord shall have no liability therefor; (iii) Tenant shall pay any and all costs of Tenant’s Janitor; and (iv) Tenant’s Janitor shall agree to perform a scope of janitorial services consistent with those required for first class building (as reasonably approved by Landlord) in advance of executing the janitorial service contract. In such an event, Tenant’s indemnity under Section 30 shall extend to the acts and omissions of the Tenant’s Janitor.

8. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of ten percent (10%) per annum from the date such payment is due until paid, or the highest rate permitted by applicable law. Notwithstanding the foregoing, Tenant shall be entitled to one (1) notice of nonpayment and five (5)-day cure period for each calendar year before any such late charges shall accrue.

9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

10. Security Deposit.

(a) Within ten (10) business days of the Lease Date, Tenant shall pay Landlord the amount identified as the Security Deposit in the Basic Lease Provisions (hereinafter referred to as “Security Deposit”) as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. Under no circumstances will Tenant be entitled to any interest on the Security Deposit.

(b) Provided no Default shall be then continuing and further provided that Tenant shall not have previously defaulted on the payment of Base Rent (beyond any applicable grace period) more than once per each calendar year: (i) the Security Deposit shall be reduced to the amount of $908,286.95 on and as of the first day of the third Lease Year; (ii) the Security Deposit shall be reduced to the amount of $726,629.56 on and as of the first day of the fourth Lease Year; and (iii) the Security Deposit shall be reduced to the amount of $544,972.17 on and as of the first day of the fifth Lease Year and such amount shall not be further reduced for the balance of the Term. If Landlord shall be required to so reduce the Security Deposit as provided above, then Landlord shall return any cash portion of the Security Deposit then held by Landlord in excess of such amount or (if a Letter of Credit shall serve as the Security Deposit pursuant to Section 11), then Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) in Tenant’s efforts to have the Letter of Credit amended or replaced to reflect the amount of the then required Security Deposit amount.

(c) The Security Deposit may be used by Landlord, at its discretion, (i) to apply to any amount owing to Landlord hereunder then in Default, (ii) to perform any obligation of the Tenant hereunder which is not timely performed by Tenant after the expiration of applicable notice and cure periods; or (iii) to pay the expenses of repairing any damage to the Premises caused by Tenant, except natural wear and tear occurring from normal use of the Premises and except damage from casualty or condemnation, which exists on the day Tenant vacates the Premises, but this right shall not be construed to limit Landlord’s right to recover additional sums from Tenant for damages to the Premises.

(d) If Landlord applies all or any portion of the Security Deposit to the performance of Tenant’s obligations hereunder upon a Default by Tenant hereunder, Tenant shall, upon ten (10) days’ notice thereof, pay such sums to Landlord as were applied by Landlord and reestablish the Security Deposit in the amount set forth in the Basic Lease Provisions. If there are no payments to be made from the Security Deposit as set out in this paragraph, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to the Tenant within thirty days after the expiration or earlier termination of this Lease.

(e) Tenant hereby waives the benefit of the provisions of California Civil Code Section 1950.7. In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord shall transfer or assign the Security Deposit to the successor Landlord, and upon such transfer all liability of the transferring Landlord for the Security Deposit shall terminate. Landlord shall be entitled to commingle the Security Deposit with its other funds.

11. Letter of Credit. In lieu of the cash deposit described in Section 10 of the Lease, Tenant may, upon signing this Lease (or at any time thereafter to replace the cash deposit), deliver or cause to be delivered to Landlord an irrevocable and unconditional letter of credit (the “Letter of Credit”) governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in the amount of the security deposit, issued to Landlord, as beneficiary, in form and substance satisfactory to Landlord, by a bank (an “Approved Bank”) approved by Landlord qualified to transact banking business in California with an office in either the City and County of San Francisco or the County of Santa Clara at which drafts drawn on the Letter of Credit may be presented for payment. The full amount of the Letter of Credit shall be available to Landlord upon presentation of Landlord’s sight draft accompanied only by the Letter of Credit and Landlord’s signed statement that Landlord is entitled to draw on the Letter of Credit pursuant to this Lease. Tenant shall maintain the Letter of Credit throughout the duration of the Term of this Lease and the right to draw thereunder shall be transferred or assigned by Landlord to any successor Landlord under this Lease. Tenant shall pay any fees related to the issuance, amendment or transfer of the Letter of Credit, including without limitation, any transfer fees. The Letter of Credit shall also provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each during the term of this Lease (plus a period of thirty (30) days after the Expiration Date), unless the Approved Bank sends written notice (“Issuer Notice”) to Landlord by any method specified in Section 33 of this Lease, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Landlord receives an Issuer Notice, and not later than thirty (30) days prior to the expiry date of the Letter of Credit Tenant fails to furnish Landlord with a replacement Letter of Credit pursuant to the terms and conditions of this Section 11, then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft, and shall hold the proceeds of the Letter of Credit as a cash Security Deposit pursuant to the terms and conditions of Section 10 of this Lease.

C. Use/Laws/Rules.

12. Use of Premises.

(a) Tenant may use and occupy the Premises for pilot manufacturing, general office purposes, research and development, shipping, receiving and distribution (the “Permitted Use”) and for no other purpose. Notwithstanding the foregoing, the Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass (including vibration, emissions or noise from pilot manufacturing equipment that affect any area outside of the Premises), nor in any manner which will void the insurance. Further, if the Permitted Use shall result in an increase the rate of insurance on the Premises or the Building, such shall be paid for solely by Tenant.

(b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a “hazardous or toxic material,” as that term is hereafter defined, except to the extent: (i) such is reasonably required for the Permitted Use at the Premises; (ii) Tenant provides Landlord with prior written notice of its intention to bring hazardous or toxic materials upon the Premises; (iii) Landlord approves such hazardous or toxic materials in writing (which may be granted or withheld in Landlord’s sole discretion and which may be subject to such controls as Landlord may reasonably impose with respect thereto); and (iv) in all event Tenant’s activities with respect to such hazardous or toxic materials must in all events be at all times in compliance with applicable laws, ordinances and regulations. “Hazardous or toxic material” shall include all materials or substances which have been determined to be hazardous to health or the environment and are regulated or subject to all applicable laws, rules and regulations from time to time, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances, (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide, (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); mold, asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of minor amounts of hazardous or toxic materials which are in compliance with all applicable laws, ordinances and regulations and are either customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers).

(c) Notwithstanding subsection (b) above, Tenant shall be permitted to store and use small quantities of hazardous or toxic materials required for Tenant’s business operations including, without limitation, adhesives, decontaminants, isopropyl alcohol, non-toxic petroleum products (such as plastic resins) and the like (collectively “Operational Substances”), subject to the following: (i) the use and storage of all Operational Substances shall be in all events be at all times in compliance with applicable laws, ordinances and regulations; (ii) Tenant shall store amounts of Operational Substances only in such reasonable quantities as may be necessary for its Permitted Use; and (iii) Tenant shall provide Landlord with a detailed list of all Operational Substances located with this Premises (and the approximate quantities thereof) upon demand from Landlord.

(d) Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord, its property manager, partners, officers, directors, shareholders, employees, agents, attorneys, lenders, contractors and each of their respective successors and assigns (the “Indemnified Parties”) harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims), which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any hazardous or toxic materials (including Operational Substances), in, on, under, from or about the Premises due to Tenant’s acts or omissions, on or about the Premises, unless such claims, damages, liabilities, losses, costs and expenses arise out of or are caused by the negligence or willful misconduct of any of the Indemnified Parties.

(e) Except as set forth in the environmental reports delivered to Tenant set forth in Exhibit “G”, which collectively describe a condition (the “Existing Condition”) which resulted in the installation of the System (as defined in Section 66 herein), to the best knowledge of Landlord: (i) no hazardous or toxic material is present in the Premises, the Building or at the Project or the soil, surface water or groundwater thereof, (ii) no underground storage tanks are present on the Project, and (iii) no action, proceeding or claim is pending or threatened regarding the Building or the Project concerning any hazardous or toxic material or pursuant to any applicable Legal Requirements.

(f) Subject to all of the provisions of this Lease, and Landlord’s right to temporarily restrict access from time to time for health and safety purposes, Tenant shall have access to the Premises, the Building and the parking facilities 24 hours per day, 7 days per week, 52 weeks per year.

(g) Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, shareholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages, including without limitation, attorneys’ fees and costs, arising out of or in connection with any hazardous or toxic material present at any time in, on or about the Building, the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any applicable Legal Requirements, except to the extent that any of the foregoing actually results from hazardous or toxic material released by Tenant or brought onto the Premises, the Building or the Project by Tenant, its subtenants or their agents or employees (including Operational Substances).

13. Compliance with Laws.

(a) Tenant shall operate within the Premises and the Building in compliance with all applicable federal, state, and municipal laws, ordinances and regulations (including, without limitation, the Americans with Disabilities Act) (collectively “Legal Requirements”) applicable to Tenant’s use or occupancy of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all applicable Legal Requirements. Tenant shall not knowingly, directly or indirectly, make any use of the Premises or the Building which is prohibited by any such Legal Requirements. Landlord makes no representation or warranty that the Permitted Use is permitted under such Legal Requirements.

(b) Notwithstanding the foregoing in subsection (a), Tenant shall not be responsible for making any capital improvements to the Premises except to the extent such changes are necessitated by (i) Tenant’s unique or particular manner of use or occupancy of, or business conducted in, the Premises, (ii) any alterations installed or conditions created by Tenant or Tenant’s employees, agents, contractors, licensees, invitees, officers, directors or members, or (iii) any event of Default by Tenant. In the event that Tenant is responsible for making structural changes to the Premises as a result any of the scenarios set forth in items (i), (ii) or (iii) above, Tenant shall (after obtaining Landlord’s approval of the plans therefor) perform such structural changes at its sole expense, or, at Landlord’s election, Landlord may perform such structural changes at Tenant’s expense. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Legal Requirement shall be conclusive of that fact.

14. Waste Disposal.

(a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service and paid for by Tenant as part of the Janitorial Expenses.

(b) Tenant shall be responsible for the removal and disposal of any waste generated or released by Tenant which is deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste generated or released by Tenant to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subparagraph (b).

15. Rules and Regulations. The rules and regulations in regard to the Building, a copy of which is attached hereto as Exhibit “F,” and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant, for the government and management of the Building, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees. Landlord shall apply such rules and regulations in a nondiscriminatory manner.

D. Services/Tenant Buildout.

16. Services.

(a) The normal business hours of the Building shall be from 7:00 A. M. to 6:00 P.M. on Monday through Friday, and at such other hours and times as determined by Landlord to be required for the majority of the occupants of the Building, exclusive of Building holidays as reasonably designated by Landlord (“Building Holidays”). Initially and until further notice by

Landlord to Tenant, the Building Holidays shall be: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (and the day after Thanksgiving) and Christmas. Landlord shall furnish the following services during the normal business hours of the Building except as noted:

(i) Elevator service for passenger needs at all times, and for delivery needs during normal business hours;

(ii) Condenser water for Tenant’s air conditioning in amounts reasonably adequate to cool the Premises, in accordance with the regulations of governmental authorities having jurisdiction over the Building;

(iii) Hot and cold running water for all restrooms and lavatories and tepid water for office kitchens/pantries;

(iv) Soap, paper towels, and toilet tissue for public restrooms;

(v) Janitorial service Monday through Friday, in keeping with the standards generally maintained in similar office buildings in the city where the Building is located;

(vi) Custodial, electrical and mechanical maintenance services in the Building;

(vii) Electric power for lighting and outlets in amounts normally and customarily provided by Landlord to general office users of the Building (Landlord shall furnish and Tenant shall pay for any electrical service installed as a component of the Landlord’s Work or Tenant Improvement Work in excess of such amount to the extent permitted by the Premises’ electrical capacity, including without limitation for that electricity used and separately metered in connection with Tenant’s server room, if any);

(viii) Replacement of Building standard lamps and ballasts as needed from time to time;

(ix) Repairs and maintenance as described in Section 23 of this Lease;

(x) General Building management, including supervision, inspections, recordkeeping, accounting, leasing and related management functions;

(xi) As of the Commencement Date and throughout the Term, a shuttle service between the Building, BART and Caltrain. Such shuttle service shall be provided in a manner reasonably determined by Landlord (and free of charge to Tenant’s employees but includable as an Operating Expense) and shall provide not less than five (5) round trips between the Building and Caltrain and between the Building and the Civic Center BART station between the hours of 7:00 a.m. and 10:00 a.m. and five (5) such round trips (to each destination) between the hours of 4:00 p.m. and 7:00 p.m. every day, Monday through Friday. Such service provided by Landlord shall not preclude Tenant from arranging its own separate service for Tenant’s employees at Tenant’s sole expense provided such does not interfere with the Landlord’s shuttle service to be provided above;

(xii) 24/7 onsite security to the Building. Such security shall be provided in a manner reasonably determined by Landlord, including a card key system at the entrance to the Building;

(xiii) Bike storage for Tenant’s non-exclusive use in the garage or other location in the Building as determined by Landlord from time to time; provided, however, that Landlord shall not be responsible for any loss or damage to the bikes. Tenant acknowledges that approximately thirty (30) bike stalls currently exist in the garage. Tenant shall be permitted to bring bikes in the Premises as a convenience to their employees who bike to the Premises;

(xiv) Subject to subsection (b)(iii) below, use of the freight lift (the “Freight Lift”) in the Building which shall comply with the following: (A) minimum door opening size (at the street level and lower floors) of 54 inches wide; (B) minimum lift size of 54 inches wide, 54 inches deep and 8 feet high; (C) a minimum load capacity of 1,000 pounds.

(b) In addition to the services outlined in subsection (a) above, Landlord and Tenant agree as follows:

(i) Tenant shall have the nonexclusive use of the dock area of the Building (the “Loading Dock”). Landlord shall provide a power supply to the street level dock area for the charging of Tenant’s pallet jack, which pallet jack may be stored within such dock area at Tenant’s sole risk, but without any separate change for such storage.

(ii) Tenant shall have the nonexclusive use of a portion of the lower floor freight vestibule consisting of approximately 400 square feet.

(iii) To the extent approved by Landlord in the Working Drawings in connection with the Tenant Improvement Work or thereafter approved as an alteration pursuant to Section 25 of this Lease, Tenant shall have the right to the nonexclusive use of the vertical shafts and risers of the Building as necessary for the operation of Tenant’s equipment and systems.

(iv) Tenant’s use of the Freight Lift and Loading Dock shall be nonexclusive, but subject to the terms of this subsection. Tenant may freely use the Freight Lift and Loading Dock without any need to coordinate such use with Landlord. Except for the Priority Time (defined below), Tenant’s use of the Freight Lift and Loading Dock shall be in common with all other tenants of the Building (including delivery services to other tenants). Other tenants of the Building shall be required to coordinate use of the Freight Lift and Loading Dock through Landlord and shall be requested to provide at least 24 hours’ notice of such required use, other than customary delivery services that will be entitled to utilize the Freight Lift and Loading Dock subject to this subsection. Landlord shall coordinate the use of the Freight Lift and Loading Dock by the other tenants through its on-site security. Absent exigent circumstances, Landlord shall not allow other tenants of the Building to use the Freight Lift and Loading Dock between the hours of 1:00 p.m. and 4:00 p.m. Monday through Friday (the “Priority Time”) and Tenant shall have the first right to use of the Freight Lift and Loading Dock during the Priority Time; provided, however if Tenant is not using the Freight Lift during the Priority Time, Landlord may allow the use thereof by: (A) customary delivery services wishing to make deliveries to other tenants of the Building; or (B) other tenants of the Building if such is first coordinated by Landlord with Tenant.

(c) Landlord shall have no obligation to provide services in excess of those provided herein. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as Additional Rent hereunder a reasonable sum as reimbursement for the direct cost of such added services, and to charge Tenant for the cost of any additional equipment or facilities or modifications thereto which are necessary to provide the additional services and/or to discontinue providing such excess services to Tenant.

(d) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services provided pursuant to this Section 16 was within the reasonable control of Landlord to prevent and such interruption or discontinuance continues beyond seven (7) days after written notice to Landlord and materially and adversely affects Tenant’s ability to conduct business in the Premises, or any portion thereof, and on account of such interruption or disturbance Tenant ceases doing business in the Premises or the applicable portion thereof, Base Rent and Additional Rent shall thereafter abate proportionately for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof. To the extent within Landlord’s reasonable control, Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service as soon as reasonably practicable.

(e) If Tenant shall use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Lease, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time reasonably establish as being Landlord’s estimate of the actual cost thereof.

17. Telecommunications and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telecommunications equipment, including wiring, within the Premises or for providing telecommunications service or connections from the utility to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telecommunications or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be liable to Landlord for any damage to the telecommunications or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have access to the telecommunications closets within the Building in the manner and under procedures reasonably established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telecommunications or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telecommunications wiring within the Building shall be an Operating Expense unless Landlord is reimbursed for such costs by other tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telecommunications services to the Premises. Tenant hereby agrees to hold Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense to Tenant due to any failure or interruption of telecommunications or data service to the Premises for any reason.

18. Signs. As part of the Landlord’s Work described on Exhibit “C”, a Building standard suite entry sign shall be installed on the door to the Premises or adjacent to the entry to the Premises and Landlord shall also provide Building standard directory signage for Tenant. Otherwise, Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the windows or inside walls of the Premises (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion). Tenant shall place no signs upon the outside walls, Common Areas or the roof of the Building.

19. Parking. No rights to specific parking spaces are granted under this Lease; however, subject to Landlord’s rights pursuant to this Section 19, Tenant shall be entitled to use up to the total number of parking spaces set forth in the Basic Lease Provisions in the parking facilities located on the Property. All parking spaces provided to Tenant shall be unreserved and are to be used by Tenant, its employees and invitees in common with the other tenants of the Building and their employees and invitees. Landlord reserves the right to build improvements upon, reduce the size of, relocate, reconfigure, and/or make alterations or additions to such parking facilities at any time (including the elimination of certain spaces); provided in all instances that Tenant shall have the use of the required number of spaces provided by this Lease. The use of the parking spaces is provided by Landlord to Tenant at the published rates charged by Landlord to third parties from time to time. Landlord’s current published rate is currently $225.00 per parking space. Such payments for parking shall be considered Additional Rent. Tenant shall have the right to reduce the number of parking spaces by giving Landlord thirty days prior written notice in which event the number of spaces set forth in Section 11 of the Basic Lease Provisions shall be automatically surrendered by Tenant and reduced to the number of spaces set forth in such notice. In such an event, Landlord may be free to allocate such surrendered parking spaces to other users (including tenants under other leases). Thereafter, Tenant may again increase the number of parking spaces able to be utilized by Tenant (up to the maximum set forth in Section 11 of the Basic Lease Provisions) by giving Landlord thirty days prior written notice. If such additional spaces are then available, Landlord shall notify Tenant of such in which event the number of spaces set forth in Section 11 of the Basic Lease Provisions shall be automatically increased to the number of paces set forth in such notice. If such are not available at the time of such notice, then Landlord agrees to notify Tenant at such time as such additional spaces become available. In no event shall Tenant ever have a right to parking spaces in excess of the amount set forth in Section 11 of the Basic Lease Provisions. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default under this Lease. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Any parking passes rented by Tenant pursuant hereto are provided to Tenant solely for use by Tenant’s own personnel and invitees and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

20. Storage. If Landlord makes available to Tenant any storage space outside the Premises, anything stored therein shall be wholly at the risk of Tenant, and Landlord shall have no responsibility or liability for the items stored therein.

21. Buildout Allowance and Tenant Finishes.

(a) Landlord will provide to Tenant an allowance (“Tenant Improvement Allowance”) per rentable square foot contained within the Premises as set forth in the Basic Lease Provisions to be applied to the cost of the Tenant Improvement Work described in Exhibit “C”.

(b) The Work Letter attached hereto as Exhibit “C” and executed by Landlord and Tenant, is hereby made a part of this Lease, and its provisions shall control in the event of a conflict with the provisions contained in this Lease.

22. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord’s control (a “force majeure event”) which results in the Landlord being unable to timely perform its obligations hereunder to repair the Premises, provide services or complete the Landlord’s Work, so long as Landlord diligently proceeds to perform such obligations after the end of such force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant’s obligation to pay any Base Rent, additional rent, or any other charges and sums due and payable shall not be excused.

E. Repairs/Alterations/Casualty/Condemnation.

23. Repairs By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by Tenant under this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Sections 26 and 27 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls and exterior windows, roof, Common Areas, foundation, structural portions and the Building’s mechanical, electrical, plumbing, fire life safety and HVAC systems, provided such repairs are not occasioned by the acts or omissions of Tenant, Tenant’s invitees or anyone in the employ or control of Tenant. With respect to the Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord’s obligations under the Lease and the provisions of Section 431.70 of the California Code of Civil Procedure and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

24. Repairs By Tenant. Except as described in Section 23 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat, clean and good condition, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder.

25. Alterations and Improvements. Except for minor, decorative alterations which do not affect the Building structure or systems, do not require a permit, are not visible from outside the Premises and do not cost in excess of $10,000.00 for any single project (or group of related projects), Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent may be granted or withheld in Landlord’s sole discretion if the alterations will affect the Building structure or systems or will be visible from outside the Premises, but which consent shall not be unreasonably withheld if the alterations will not affect the Building structure or systems and will not be visible from outside the Premises. Upon Landlord’s request, Tenant will deliver to Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for Landlord’s reasonable cost to review such plans. Any alterations, physical additions or improvements shall become the property of Landlord upon the expiration or earlier termination of the Lease provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date (if Landlord notified Tenant at the time of Landlord’s consent to any such alterations, additions or improvements that Landlord reserved the right to require the removal thereof). Notwithstanding the foregoing, in no event shall Tenant be required to remove any of the Tenant Improvement Work unless otherwise required pursuant to the Work Letter. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements shall be made in a good, workmanlike manner and in a manner that does not unreasonably disturb other tenants (i.e., any loud work must be performed during non-business hours) and Tenant must maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against any and all claims for damages or death of persons or damage or destruction of property arising out of or relating to the performance of any such alterations, additions or improvements made by or on behalf of Tenant (excluding any Landlord’s Work). Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Landlord’s contractors or workmen, any such contractors or workmen must first be approved, in writing, by Landlord (which approval will not be unreasonably withheld). Landlord agrees to assign to Tenant and itself, for the term of this Lease, any rights Landlord may have against the contractor of the Premises with respect to any work performed by such contractor in connection with improvements made by Landlord at the request of Tenant. The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration, by Landlord or an agent, of the construction or installation of the Alterations, the amount of which shall bear a reasonable relationship to the scope of the Alterations and the costs of performing the administration.

26. Destruction or Damage.

(a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord’s reasonable opinion, the damage cannot be restored within one hundred eighty (180) days of the date Landlord provides Tenant written notice of Landlord’s reasonable estimate of the time necessary to restore the damage or if the Landlord’s lender requires that the insurance proceeds be applied to its loan, then either Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such destruction or damage by written notice delivered to the other on or before thirty (30) days following Landlord’s notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of that date. Landlord shall provide Tenant with written notice no later than sixty (60) days following the date of such damage of the estimated time needed to restore, whether the loss is covered by Landlord’s insurance coverage and whether or not Landlord’s lender requires the insurance proceeds be applied to its loan. Notwithstanding the foregoing, Landlord shall not have the right to terminate the Lease if: (a) the damage can be restored in less than 180 days; (b) the damage occurs prior to the last twelve (12) months of the Term; (c) the casualty was: (i) uninsured casualty or (ii) insured but Landlord’s lender requires that the insurance proceeds be applied to its loan; and (d) Landlord’s out of pocket costs to restore the Premises is less than five percent (5%) of the replacement cost thereof (the “Uninsured Restoration Threshold”) or (if greater than 5% of the replacement cost thereof) Tenant agrees to pay the cost of restoration in excess of the Uninsured Restoration Threshold.

(b) If the Premises are damaged by any such casualty or casualties but neither party is entitled to terminate or actually terminates this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and effect, Landlord shall notify Tenant in writing no later than sixty (60) days after the date of such damage that such damage will be restored (and will include Landlord’s good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable for the period of such untenantability, and Landlord shall promptly commence to diligently restore the Premises to substantially the same condition as before such damage occurred as soon as practicable, whereupon full Rent shall recommence.

(c) If such damage occurs within the last twelve (12) months of the Term, and Landlord reasonably estimates that the damage cannot be restored within sixty (60) days, either party shall have the right, upon delivery of written notice to the other party within thirty (30) days following such damage, to cancel and terminate this Lease as of the date of such damage, provided, however, that Tenant may not elect to terminate this Lease if such damage was caused by the intentional act of Tenant, its agents, servants, employees or invitees;

(d) Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, or Tenant’s right to terminate as above set forth in this Section 26, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. If prior to any such election to terminate (or Tenant within ten (10) days after any such election to terminate) Tenant has elected to extend the Term pursuant to the provisions of this Lease and such election may not then according to its terms be rescinded or terminated, then for purposes of this Section 26 the Term shall be deemed to expire on such extended date.

(e) Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage or the repair thereof. With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

27. Eminent Domain. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of such events, this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses and for the unamortized cost of alterations or improvements to the extend paid for by Tenant so long as such action does not reduce the award to which Landlord is entitled. Landlord and Tenant hereby waive the provisions of California Code of Civil Procedure Section 1265.110-1265.160 to the extent inconsistent with this Lease.

28. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 29 below).

F. Insurance/Indemnities/Waiver/Estoppel.

29. Insurance; Waivers.

(a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i) Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. Tenant shall also maintain Product Liability insurance written on a claims made basis to be $1,000,000 aggregate. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein.

(ii) Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment installed by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by Tenant pursuant to Section 25, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “Special Form” fire and casualty insurance policy.

(iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits in accordance with Legal Requirements.

(b) All policies of the insurance provided for in Section 29(a) above shall be in a form reasonably acceptable to Landlord and issued by insurance companies with a rating and financial size of not less than A-VIII in the most current available “Best’s Insurance Reports”, and permitted to do business in the state in which the Building is located. Each and every such policy:

(i) shall name Landlord as an additional insured (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) with respect to the CGL insurance described in Section 29(a)(i) above;

(ii) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of the Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; and

(iii) shall contain a provision that the insurer will endeavor to give to Landlord at least thirty (30) days’ notice in writing of any cancellation or termination of the insurance policies in question (as evidenced by a certificate of insurance to such effect)

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

Tenant agrees to give to Landlord at least thirty (30) days’ notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance.

(c) Any insurance provided for in Section 29(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that;

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(iii) the requirements set forth in this Section 29 are otherwise satisfied.

(d) During the Term hereof, Landlord shall in a manner comparable to other comparable office buildings in the commercial market where the Building is located keep in effect (i) commercial property insurance on the Building, its fixtures and equipment for the full replacement cost thereof, and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special causes of loss form which provides “all risk” coverage, and include replacement cost coverage, but shall not cover earthquake damage unless Landlord so elects in its sole discretion to carry such coverage), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Property.

(e) Notwithstanding anything to the contrary, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 29(a)(ii) and Section 29(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in Section 29(a)(ii) and Section 29(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

(f) If, in the opinion of Landlord’s lender or insurance broker, the amount of insurance then required under this Lease is not adequate, Tenant shall, within thirty (30) days following written demand by Landlord, obtain and thereafter maintain in effect such additional insurance, which shall, to the extent reasonably applicable, conform to, and be governed by, the existing insurance provisions of this Lease, so long as such additional insurance is typically being required by landlords of comparable buildings in the area in which the Building is located.

30. Indemnities. Subject to the provisions of Section 29(e) above, Tenant shall indemnify, defend and hold harmless Landlord and the Indemnified Parties from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence in the Premises, the use of the Common Areas by Tenant or any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees, or the installation, operation, maintenance, repair or removal of any of Tenant’s equipment; or (2) Tenant’s failure to perform its obligations under this Lease, in each case other than a loss to the extent arising from the negligence or willful misconduct of Landlord or its agents or contractors or a breach of Landlord’s obligations under the Lease, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. Landlord does hereby indemnify, defend and hold Tenant harmless against all claims for damage to persons or property caused by the negligence or willful misconduct of Landlord, its agents or employees which occur on the Property or the Common Areas. The indemnities set forth in this Section 30 shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity of Landlord is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Landlord. If any proceeding is filed for which indemnity of Tenant is required hereunder, Landlord agrees, upon request therefor, to defend Tenant in such proceeding at its sole cost utilizing counsel reasonably satisfactory to Tenant. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees. The indemnities contained herein do not override the waivers contained in Section 29(e) above.

31. Acceptance and Waiver. Except to the extent caused by the negligence or willful misconduct of Landlord, or its agents, employees or contractors or the breach of Landlord’s obligations under the Lease (but subject to the provisions of Section 29 above), Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is an entity, its officers, directors, members, managers, partners, agents, employees, guests or invitees) for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair or arising from the leaking of gas, water, sewer or steam pipes, or from electricity; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

32. Tenant’s Estoppel. Tenant shall, from time to time, upon not less than ten (10) business days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in Default hereunder, whether Tenant has any offsets or defenses against Landlord under this Lease, whether or not to Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default) and any other facts relating to this Lease as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord’s interest or assignee of any security deed upon Landlord’s interest in the Premises.

G. Default/Remedies/Surrender/Holding Over.

33. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in Paragraph 14 of the Basic Lease Provisions. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax and by electronic mail. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax or electronic mail shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 33. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

34. Abandonment of Premises. In the event that Tenant shall completely abandon or vacate the Premises during the Term of this Lease for more than ninety (90) consecutive days (other than due to a casualty), Landlord may recapture the Premises by delivering written notice to Tenant of a date certain (not sooner than 30 days after the date of Landlord’s notice) on which this Lease shall terminate. Tenant may void Landlord’s right to recapture by either (i) re-commencing the occupancy of and use of at least 25% of the Premises prior to the effective date of such termination or (ii) notifying Landlord that Tenant is actively marketing less than all of the Premises for sublease (in which event Section 47 shall apply). In the event this Lease terminates by Landlord exercising its right to recapture the Premises, such termination shall not entitle Landlord to pursue any other remedies.

35. Default. In addition to any other events or circumstances constituting a Default pursuant to the express terms of this Lease, the following shall constitute a “Default” hereunder by Tenant:

(a) if Tenant shall default in the payment of Rent herein reserved when due and fails to cure such default within ten (10) days after receipt of written notice of the delinquent payment;

(b) if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such non-monetary default within thirty (30) days after written notice of such default is given to Tenant by Landlord, provided however that if such non-monetary default is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within thirty (30) days, then Tenant shall not be in default in such instance if Tenant promptly commences and diligently pursues the cure of such non-monetary default to completion as soon as possible and in all events within sixty (60) days after such initial notice; or

(c) if Tenant is adjudicated a bankrupt;

(d) if a receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after appointment thereof; or

(e) if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future laws; or

(f) if Tenant’s property (or its interest in the Premises) should be levied upon or attached and such levy or attachment is not satisfied or dissolved within sixty (60) days after such levy or attachment; or

(g) if: (1) Tenant is an individual, in the event of the death of the individual and the failure of the executor, administrator or personal representative of the estate of the deceased individual to have assigned the Lease within three (3) months after such death to an assignee approved by Landlord; or (2) Tenant is an entity, in the event of a dissolution of such entity;

then, and in any of such events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 36 below.

36. Landlord’s Remedies. Upon the occurrence of any Default above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies:

(a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, by judicial process, to enter upon and take possession of the Premises and to expel and remove Tenant and its effects without prejudice to any other remedies that Landlord may have by reason of Tenant’s Default or the termination of this Lease;

(b) if this Lease is terminated, Landlord shall have all of the rights and remedies of a landlord provided by Civil Code § 1951.2, in addition to any other rights and remedies Landlord may have. The damages which Landlord may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant’s Default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises;

(c) pursuant to Civil Code § 1951.4 (which remedy Landlord expressly preserves and which provides that a landlord may continue a lease in effect after a tenant’s breach and abandonment and recover rent as it become due if such tenant has the right to sublet or assign such lease, subject to reasonable limitations), to continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession and Tenant may sublet or assign as permitted herein, and Landlord may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(d) pursue such other remedies as are available at law or in equity, including, without limitation, the rights and remedies contained in California Code of Civil Procedure Section 1161.1 and California Civil Code 1951.2; and

(e) Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make payment or perform other acts required by this Lease on Tenant’s behalf and all sums so paid by Landlord and all necessary incidental costs so incurred shall be payable to Landlord on demand and shall constitute Additional Rent under this Lease; and

Tenant hereby waives all rights under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275 providing for relief from forfeiture and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Section 36 or by order or judgment of any court or by any legal process.

If Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth above, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements after a termination of this Lease, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

No re-entry, repossession, repairs, maintenance, changes, alterations and additions, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

37. Service of Notice. In any case where Landlord is unable to service process at the address specified in Section 14 of the Basic Lease Provisions, except as otherwise provided by law, then such service may be made by attaching the same to the front entrance of the Premises and depositing the same in the United States mail for delivery to Tenant as provided by applicable law.

38. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following a Default by Tenant which remains uncured and at any time within one (1) year prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant.

39. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as existed on the Commencement Date hereof, natural wear and tear, casualty and as otherwise expressly set forth herein excepted, and Tenant shall remove all of its personal property therefrom and shall remove all improvements or alterations to the Premises which Tenant is required to remove pursuant to the terms of this Lease. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

40. Cleaning Premises. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and otherwise in the same state of cleanliness as when Tenant’s possession commenced, natural wear and tear and casualty excepted.

41. Liens. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or at the request of Tenant (excluding any Landlord’s Work). Landlord may have posted on the Premises any notices that may be provided by law or that Landlord may deem proper for the protection of Landlord, the Premises, and the Building from those liens. If any such liens are filed, Landlord may, upon thirty (30) days’ written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the interest rate otherwise payable hereunder. Notwithstanding, Tenant may contest any lien for which Tenant is responsible under this Section, provided that Tenant shall have caused the lien to be bonded against to the satisfaction of Landlord.

42. Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord’s written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be at the higher of 150% of the monthly Base Rent payable hereunder upon such expiration of the Term hereof, or of any renewal term, or 150% of the then current fair market rental value of the Premises as the same would be adjusted pursuant to the provisions of Section 7 hereof, which monthly rental shall increase from 150% to 200% of such monthly Base Rent (or current fair market rental value, as the case may be) if such holding over continues more than thirty (30) days. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or any renewal term, without Landlord’s written consent, Tenant shall be a tenant at sufferance and shall be liable for any and all damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term. Tenant expressly waives Tenant’s rights (if any) under Sections 1941 and 1945 of the California Civil Code and similar laws.

43. Attorney’s Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding.

44. Mortgagee’s Rights.

(a) Tenant agrees that this Lease shall be subject and subordinate (i) to any ground lease, mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes the Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code

Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents in commercially reasonable form which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of the Lease to the Security Documents. Within ten (10) business days after request therefor, if Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable.

(b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Landlord, thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

(c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under the Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in the Lease, for the recovery of Rent or for any other Default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (i) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (iii) bound by any Rent which Tenant might have paid in advance to any prior Landlord (including Landlord) in excess of one month’s Rent; or (iv) bound by any amendment or modification of the Lease made without its consent.

(d) Notwithstanding anything to the contrary set forth in this Section 44, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that the Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that the Lease has been made superior and prior to the Security Documents.

(e) Notwithstanding anything to the contrary in the Lease, except with respect to any Holder and Security Documents existing as of the Lease Date, Tenant’s agreements under this Section 44 shall be subject to the Holder of any Security Document to which this Lease shall be subordinated delivering to Tenant a non-disturbance agreement in commercially reasonable form which provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease beyond any applicable notice, cure or grace period and which recognizes all of Tenant’s rights under the Lease. With respect to any Holder and Security Documents existing as of the Lease Date, Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant a non-disturbance and attornment agreement in a form reasonably acceptable to Landlord, Tenant and such Holder; provided, however, that Landlord shall not be in default hereunder if such agreement is not obtained.

H. Landlord Entry/Assignment and Subletting.

45. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations and that at least twenty-four (24) hours’ prior notice is given when reasonably possible (and, if in the opinion of Landlord any emergency exists, at any time and without notice): (a) to make repairs, perform maintenance and provide other services described in Section 22 above (no prior notice is required to provide janitorial services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof, (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings in the Premises and elsewhere in the Building; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. Unless any work would unreasonably interfere with Tenant’s use of the Premises if performed during business hours, all such repairs, decorations, additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Tenant to be done during any other hours, the Tenant shall pay all overtime and other extra costs.

46. [Intentionally Deleted].

47. Assignment and Subletting.

(a) Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, voluntarily or involuntarily, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a noncurable Default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved. Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord’s prior written consent as provided herein, and that the assignee or subtenant will assume and comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. Notwithstanding anything in this Lease to the contrary, Tenant may, without resulting in a Default under this Lease and without Landlord’s consent or the payment of any amount to Landlord (except as set forth in subsection (h) below, assign the Lease or sublease the Premises to (i) a subsidiary, affiliate, division, corporation or entity controlling, controlled by, or under common control with Tenant, (ii) a successor corporation or entity related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (iii) a purchaser of substantially all of Tenant’s stock or all of Tenant’s assets located in the Premises (each of which transactions referred to in the foregoing clauses (i), (ii) and (iii) being referred to herein as an “Affiliate Transfer”). An Affiliate Transfer does not in any way create in the assignee or sublessee rights to possess or remain in the Premises beyond the termination of the Lease. In the event any Affiliate Transfer shall result in a change in Control (defined below), then Tenant agrees to provide Landlord with prompt written notice of the occurrence thereof and (if requested by Landlord) such non-confidential information regarding the new ownership of the Tenant as may be reasonably requested by Landlord, along with any updated financial statements which Tenant is required to submit pursuant to Section 69 hereof. “Control” shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of such corporation or fifty percent (50%) or more of all the legal and equitable interest in any other business entity.

(b) Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent in the following instances:

(i) if at the time consent is requested or at any time prior to the granting of consent, a Default has occurred under this Lease or if Tenant is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under Section 35, if any, except and only to the extent that such withholding of consent would not prohibit Landlord from availing itself of the remedies described in Civil Code § 1951.4 as and when appropriate;

(ii) if the proposed assignee or sublessee is a governmental agency;

(iii) if the proposed assignee or sublessee is an existing tenant of the Building where Landlord has space available for lease in the Building that would meet the space requirements of such existing tenant;

(iv) if, in Landlord’s reasonable judgment, use of the Premises by the proposed assignee or sublessee would not be comparable to the office use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Tenant provides adequate security to ensure that the Premises will be restored to their prior condition pursuant to Section 39), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Landlord;

(v) if Landlord reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Landlord’s reasonable judgment, does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms; and

(vi) if, in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building.

(c) If at any time during the Term, Tenant desires to assign this Lease or to sublet all or any part of the Premises, Tenant shall notify Landlord of the terms of the proposed assignment or subletting and the space proposed to be sublet. Except in the case of an Affiliate Transfer, in the case of a proposed subletting of the entire Premises, Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given submitting terms that have been negotiated with a specific proposed sublessee, to recapture the Premises (i.e., terminate the Lease) effective as of the date proposed for the subletting. If Landlord does not exercise this option, Tenant shall be free to sublet the Premises to the specific proposed sublessee, at the same consideration or rental and on substantially the same terms in the notice given to Landlord, subject to obtaining Landlord’s prior consent as provided previously.

(d) No sublessee shall have a right to further sublet without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any assignment by a sublessee of the sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified without Landlord’s prior consent, which shall not be unreasonably withheld.

(e) In the case of an assignment (other than an Affiliate Transfer), fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of the assignment (excluding any consideration reasonably attributed to assets other than this Lease) shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment.

(f) In the case of a subletting (other than an Affiliate Transfer), fifty percent (50%) of any sums or economic consideration received by Tenant as a result of the subletting shall be paid to Landlord after first deducting (i) the Rent due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant’s cost, amortized over the term of this Lease, except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, (iii) free rental periods, construction allowances and other financial concessions. and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the subletting.

(g) Regardless of Landlord’s consent, no subletting or assignment shall release or alter Tenant’s obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of Default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of Default to Tenant pursuant to Section 35 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining consent. This action shall not relieve Tenant of liability under this Lease provided, however, that Tenant shall not be liable for any increase in Tenant’s obligations under this Lease because of any amendment or modification to this Lease, unless Tenant has consented to it in writing. Further, no permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease and the Tenant and such sublessee shall have entered into a commercially reasonable consent to sublease agreement (if required by Landlord). No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant’s obligations under this Lease arising on or after the date of the assignment. The failure or refusal of an assignee to execute any such instrument shall not release or discharge the assignee from its liability as set forth above.

(h) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord’s consent under this Lease, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with the action not to exceed $2,500 for any request for consent (provided that all parties act commercially reasonable in the negotiation of same).

(i) Tenant hereby waives Tenant’s rights (if any) to terminate the Lease under Section 1995.310(b) of the California Civil Code.

I. Sale of Building; Limitation of Liability.

48. Sale. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

49. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building (including the proceeds from the sale and rental thereof), as such interest is constituted from time to time, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

J. Brokers/Construction/Authority.

50. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the State where the Building is located, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

51. Definitions. “Landlord,” as used in this Lease, shall include the party named in the first paragraph hereof, its assigns and successors in title to the Premises. “Tenant” shall include the party named in the first paragraph hereof and its successors, and, if this Lease shall be validly assigned, shall also include Tenant’s assignees. Landlord and Tenant include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

52. Construction of this Agreement. No failure of either party to exercise any power given to it hereunder, or to insist upon strict compliance by the other of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party’s right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. The waiver by either party of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of such party to the performance by the other in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by the other party of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

53. No Estate In Land. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a right of use, not subject to levy or sale, and not assignable by Tenant except as provided in this Lease. The surrender of this Lease by Tenant, or a mutual cancellation of it, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all subleases or subtenancies.

54. Paragraph Title; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

55. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

56. Waiver of Jury Trial. IN GRAFTON PARTNERS L.P. V. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE MAY ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. LANDLORD AND TENANT AGREE TO TAKE ALL FURTHER ACTION REQUIRED TO EFFECTUATE THEIR WAIVER UNDER SUCH LEGISLATION, INCLUDING EXECUTING ADDITIONAL DOCUMENTS SATISFYING ALL REQUIREMENTS THEREOF. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Section 56 and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

57. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

58. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

59. Authority; Counterparts. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties. This Agreement may be signed in two or more counterparts and each of them shall be deemed an original, but all of which, together, shall constitute one and the same document. Any party may sign this document and transmit its signature by means of facsimile or other electronic means, which signature shall be binding for all purposes.

60. Guaranty. Intentionally Deleted.

61. Joint and Several Obligations. If there is more than one Tenant, the obligations imposed on Tenant shall be joint and several.

62. Name of Building. Tenant shall not, without consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

63. Governing Law. This Lease shall be governed by and construed pursuant to law of the State of California. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term “including” or “includes” is used in this Lease it shall be construed as if followed by the phrase “without limitation.”

64. Obligations Independent. The obligations of each party hereunder are independent and do not constitute conditions to the effectiveness of the other party’s obligations. The nonperformance by either party of any of its obligations shall not excuse any nonperformance by the other party except to the extent that it makes such other party’s performance impossible or impracticable.

65. Exhibits. The exhibits and addendum, if any, specified in the Table of Contents set forth at the beginning of this Lease are attached to this Lease and by this reference made a part of it.

66. Hazardous Substances Disclosure.

(a) California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of tobacco smoke and asbestos containing materials (“ACM”) must be disclosed. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Further, certain areas of the Building contain ACM, but these areas are generally inaccessible to tenants, such as machinery rooms, the inside of sealed walls and above suspended ceilings. Landlord covenants to comply during the Lease term with all local, state and federal laws and regulations requiring disclosure to tenants regarding the existence of hazardous substances within the Building. Tenant agrees not to expose or disturb any ACM unless Landlord has given Tenant prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant complies with all applicable legal requirements and Landlord’s written procedures for handling ACM. Tenant’s failure to comply with the immediately preceding sentence shall constitute a Default under Section 35 of the Lease. Tenant may obtain a copy of Landlord’s written procedures for handling asbestos from the Building office. Within ten (10) days of written request therefor from Tenant to Landlord, Landlord shall make available to Tenant for inspection by Tenant, during normal business hours, all third party prepared reports in Landlord’s possession relating to hazardous or toxic materials existing at the Project, including the reports set forth on Exhibit “G”.

(b) Pursuant to the terms of Section 25359.7 of the California Health and Safety Code and pursuant to any other applicable Legal Requirement or applicable law, Landlord hereby discloses to Tenant that: (i) the reports identified on Exhibit “G” (which Tenant has had access to prior to the execution of this Lease) (the “Reports”) disclosed the possible existence of certain volatile organic compounds in soil gas samples beneath the floor slab under the Building, in the southern portion of the Building and the northeast portion of the Building; and (ii) in response to such Reports, Landlord has entered into the California voluntary remedial action program (the “Program”) with the San Francisco Department of Public Health (“SFDPH”). Pursuant to the Program, a site mitigation plan was prepared and a sub-slab vapor mitigation system was installed at the Building (the “System”). Landlord will maintain the System and comply with all requirements of the SFDPH relating to the Existing Condition until such time that SFDPH approves the removal of the Systems, all at Landlord’s sole cost and expense (not as an Operating Expense). Landlord agrees to provide Tenant with copies of: (x) any air quality reports and progress reports (if any) required to be delivered to SFDPH pursuant to the Program concurrently upon submission to SFDPH via electronic mail to the representative identified in the notice provisions in Section 33, or (y) any written notices received from SFDPH regarding the System or the Existing Condition; provided, however, that Landlord shall not be in default of its obligations under this clause (y) if it unintentionally fails to deliver any such written notice to Tenant at the time of receipt, but subsequently delivers such notice to Tenant upon Tenant’s request.

67. OFAC and Anti-Money Laundering Compliance Certifications.

(a) Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure,” an immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA

PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach thereof shall be a Default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

(b) Landlord hereby represents, certifies and warrants to Tenant as follows: (i) Landlord is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered OFAC; (ii) Landlord is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Landlord is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Landlord agrees to immediately notify Tenant if Landlord was, is, or in the future becomes, a “senior foreign political figure,” an immediate family member or close associate of a senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Landlord understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach thereof shall be a Default under the Lease (not subject to any notice or cure rights) giving rise to Tenant remedies including but not limited to termination of this Lease, and Landlord hereby agrees to defend, indemnify and hold harmless Tenant from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

68. No Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

69. Financial Statements. Upon Landlord’s request from time to Tenant shall deliver to Lender its most recently available financial statements, including, without limitation, an income and expense statement, balance sheet and statement of cash flow (the “Tenant Financials”) for Tenant, signed and certified to be true, complete and correct in all material respects, by an authorized officer of Tenant; provided, however: (a) Landlord shall be entitled to request Tenant Financials no more than once each calendar year, except that Tenant shall the Tenant Financials upon Landlord’s request in connection with any financing or sale of the Building; and (b) Landlord agrees to treat the Tenant Financials as confidential and shall not disclose the Tenant Financials to any third party except that:

(i) the Tenant Financials may be disclosed to the following (“Permitted Recipients”): (A) Landlord’s Representatives, (B) lenders or potential lenders of the Building or their Representatives; and (C) purchasers or potential purchasers of the Building (or any interest therein) and their Representatives; and (ii) Landlord and the Permitted Recipients may disclose the Tenant Financials in response to any legal process or subpoena requiring production of the Tenant Financials; and (iii) Landlord and its Representatives may disclose the Tenant Financials in connection with any enforcement of this Lease in connection with a Default by Tenant hereunder. In connection with any disclosure of the Tenant Financials to a Permitted Recipient, Landlord shall advise such Permitted Recipient of the confidential nature thereof and such Permitted Recipient shall be bound by the terms of this Section 69. As used herein the term “Representatives” shall mean the employees, officers, directors, shareholders, members, managers, partners, investors, attorneys, accountants, financial advisors, and agents of the person or party in question.

70. Disclosure Pursuant to Section 1938 of the California Civil Code. Pursuant to the terms of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant that neither the Building, nor the Premises, has undergone inspection by a Certified Access Specialist (CASp), as such term is defined in said Section 1938.

71. Right of First Offer.

(a) To the extent any portion of the First Offer Space is vacant as of the date of this Lease (“Vacant Space”), then Tenant’s rights under this Section 71 shall not apply to the first lease of any such Vacant Space by Landlord, but rather shall apply only to any subsequent lease of such Vacant Space.

(b) Prior to execution of a lease for all or any portion of the space on the first floor of the Building which becomes available for lease from time to time (each, a “First Offer Space”) and so long as: (i) Tenant is not then in Default under the Lease, and (ii) the remaining Term is at least twenty-four (24) months, unless Tenant simultaneously exercises the Renewal Option (hereinafter defined), Landlord will notify Tenant of all material terms and conditions (including the particular First Offer Space, base rent, “free” rent, Operating Expenses, term, improvement allowance, and all other economic terms) upon which it would be willing to lease the applicable First Offer Space to Tenant. If within ten (10) business days after receipt of Landlord’s notice, Tenant agrees in writing to lease such First Offer Space upon such terms and conditions set forth in Landlord’s notice, Landlord and Tenant will execute an amendment to the Lease adding such First Offer Space to the Premises within ten (10) business days after Landlord’s receipt of Tenant’s notice of intent to lease upon all the same terms as this Lease, except as modified by the terms in Landlord’s notice. If Tenant does not deliver its notice of intent to lease such First Offer Space or elects not to lease such First Offer Space within such ten (10) business day period, then this right of first offer to lease the First Offer Space specified in Landlord’s notice will lapse and be of no further effect (but the right of first offer with respect to the remainder of the first floor of the Building shall remain in effect) and Landlord will have the right to lease such First Offer Space to any third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant; provided, however, that if Landlord does not lease the specified First Offer Space within one hundred fifty (150) days after the expiration of said ten (10) business day period or if Landlord desires to lease such First Offer Space on terms materially different from those described in Landlord’s original notice to Tenant (including, without limitation, economic terms that are effectively less than ninety percent (90%) of those offered to Tenant) or if such First Offer Space after being so leased by Landlord shall again become available, then any further transaction shall be deemed a new determination by Landlord to lease such First Offer Space and the provisions of this paragraph shall again be applicable. The right granted to Tenant under this section is personal to Tenant, and in the event of any assignment of this Lease or sublease by Tenant (other than to an Affiliate Transfer), this right of first offer to lease such First Offer Space shall thenceforth be void and of no further force and effect.

72. Option to Renew. Tenant is granted the option to extend the Term of this Lease for one (1) additional term of five (5) years (the “Renewal Option”), provided (i) Tenant is not in Default at the time of exercise or the commencement of the Renewal Option, and (ii) Tenant gives Landlord written notice of its exercise of the Renewal Option no more than fifteen (15) months and no less than twelve (12) months prior to the expiration of the Term. The Renewal Option shall be upon the same terms, conditions and rentals hereof, except (y) Tenant shall have no further right of renewal upon the expiration of the Renewal Option, and (z) the Base Rent during the Renewal Option will equal the Fair Market Rent (as hereinafter defined) for the Premises as of the commencement of the renewal term. If Landlord and Tenant are unable to reach agreement as to the Fair Market Rent within thirty (30) days after Landlord’s receipt of Tenant’s notice of exercise of the Renewal Option, then either party may demand an appraisal by giving written notice to the other party, which demand must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the “Notifying Party”). The Fair Market Rent shall then be determined as follows:

(a) Within ten (10) business days following the Notifying Party’s appraisal demand, the other party (the “Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualifications of such other appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within such ten (10) business day period, then the Notifying Party’s appraiser shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, such two appraisers shall select a third qualified appraiser within ten (10) business days following selection of the second appraiser. If the two appraisers fail to select a third qualified appraiser, then the third appraiser shall be appointed by the then presiding judge of the Superior Court of San Francisco County upon application by either party.

(b) If only one appraiser is selected, then that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent within fifteen (15) business days following his/her selection, which appraisal shall be conclusive and binding on the parties as the Fair Market Rent. If multiple appraisers are selected, the appraisers shall meet not later than fifteen (15) business days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent as of the termination date of the Lease by agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Fair Market Rent at the initial meeting, such agreement shall be determinative and binding upon the parties and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent, then all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent within twenty (20) business days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent by averaging the appraisals, provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded.

(c) In determining Fair Market Rent, the appraisers shall take into account Tenant’s obligations to pay Additional Rent and other charges under this Lease but shall not take into account the value of any improvements or alterations previously paid for by Tenant. All appraisers shall be members of the American Institute of Real Estate Appraisers and shall have at least five (5) years’ experience appraising properties comparable to, and in the vicinity of, the Premises. If only one appraiser is selected, then each party shall pay one-half (1/2) of the fees of that appraiser. If three appraisers are selected, each party shall bear the fees of the appraiser that it selected and one-half (1/2) of the fees of the third appraiser.

73. Right to Cure. In the event of a Major Landlord Default (defined below) which Landlord fails to cure within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Tenant may cure such Major Landlord Default by taking such action and incurring such expense as is reasonably necessary to cure such Major Landlord Default, all such to be done in a good and workmanlike manner, free from default using reputable contractors. In such an event, Tenant may demand that Landlord reimburse the actual costs and expenses incurred by Tenant to cure the Major Landlord Default as evidenced by appropriate documentation (the “Cure Expenses”). If Landlord fails to pay the Cure Expenses, then Tenant may bring an action against Landlord to obtain payment of the Cure Expenses. Notwithstanding anything to the contrary contained herein or under applicable law, Tenant waives any and all rights to offset the amount of any Cure Expenses against Rent thereafter coming due. In the event Tenant shall send Landlord a demand to cure a Major Tenant Default and Landlord disputes the existence thereof and Tenant proceeds to incur any Cure Expenses, Landlord reserves it rights to claim that a Major Landlord Default did not exist in any action brought by Tenant to collect the Cure Expenses and such defense shall not be deemed to have been waived by any inaction by Landlord. As used herein, the term “Major Landlord Default” shall mean a failure by Landlord to perform any its maintenance and repair obligations with respect to the Building and Common Areas and such failure either: (a) poses a threat to the occupants of the Premises or to property within the Premises; or (b) materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use.

[end of Lease]

EXHIBIT “A”

PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

BEGINNING at the point of intersection of the Northerly line of Mariposa Street and the Easterly line of Rhode Island Street; and running thence Easterly along the Northerly line of Mariposa Street 200 feet to the Westerly line of De Haro Street; thence at a right angle Northerly along the Westerly line of De Haro Street 400 feet to the Southerly line of 17th (formerly Santa Clara) Street; thence at a right angle Westerly along the Southerly line of 17th Street 200 feet to the Easterly line of Rhode Island Street; thence at a right angle Southerly along last mentioned line 400 feet to the point of beginning.

BEING all of Potrero Nuevo Block No. 164 APN: Lot 1 Block 3979

[END OF EXHIBIT “A”]

A-1

EXHIBIT “B”

PREMISES

[SEE ATTACHED CONSISTING OF ONE PAGE]

[END OF EXHIBIT “B”]

B-1

EXHIBIT “C”

(WORK LETTER)

To induce Tenant to enter into the Lease (to which this Exhibit “C” is attached) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1. Landlord’s Work. Landlord has no obligation to improve the Premises in any manner, except for the completion of the Landlord’s Work (defined below). Notwithstanding anything in the Lease or this Work Letter to the contrary, Landlord shall construct, install and perform, and the Tenant Improvement Work shall not include, all of the improvements and work (the “Landlord’s Work”) described on Exhibit “D” attached hereto and made a part hereof. The Landlord’s Work shall be performed (i) at Landlord’s sole cost and the Tenant Improvement Allowance shall not be applied to pay for any Landlord’s Work, (ii) in a good and workmanlike manner using new materials of good quality, (iii) in accordance with all Legal Requirements, and (iv) in accordance with plans and specifications prepared by Landlord. With respect to those items listed on Exhibit “D” as “Approval Items”, the plans and specifications therefor shall be approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed and which approval shall be deemed given if Tenant fails to approve or reject the same within ten (10) days of Landlord’s request for approval of same (or, in the case of resubmitted working drawings, within five (5) days). Subject to Section 7 below, Landlord shall cause Landlord’s Work to be Substantially Completed on or before the Commencement Date and shall cause the components of Landlord’s Work to be completed by any completion dates identified in Exhibit “D”. Landlord, at Landlord’s sole cost, shall promptly correct and repair any failure of the Landlord’s Work to be constructed in accordance with Legal Requirements, the Lease and this Work Letter and any defects in materials or workmanship of the Landlord’s Work. Landlord and Tenant acknowledge that Landlord may be performing the Landlord’s Work at the same time as Tenant is performing the Tenant Improvement Work. In such event, Landlord and Tenant shall coordinate the Landlord’s Work with the Tenant Improvement Work with each other and shall cooperate with each other reasonably in the scheduling, sequencing and performance of the Landlord’s Work and the Tenant Improvement Work (and vice-a-versa).

2. Working Drawings.

(a) Preparation and Delivery. Tenant shall provide to Landlord for its approval final working drawings, prepared by a design consultant reasonably acceptable to Landlord (the “Architect”), of all Tenant Improvements Work that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit “C” in accordance with all applicable laws. Landlord hereby approves of RMW as Tenant’s Architect.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within ten (10) days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten (10) days (or, in the case of resubmitted working drawings, within five (5) days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. As part of the approval process, Landlord shall inform Tenant as to which items of the Tenant Improvement Work that Tenant shall be obligated to remove or restore at the expiration of the Lease; provided, however (except as specified in Section 16 of this Exhibit “C”), Tenant shall not be required to remove any of the Tenant Improvement Work denoted on the detailed Space Plan attached hereto as Exhibit “H” (the “Approved Space Plan”) or any Tenant Improvement Work that represents a logical evolution thereof; provided, however, it is acknowledged that Landlord’s approval of the Approved Space Plan should not be construed as an approval of the mechanical, electrical and plumbing plans and specifications that will be developed and approved as part of the Working Drawings pursuant hereto. Subject to the foregoing, Landlord hereby approves the Tenant Improvement Work shown on the Approved Space Plan. To the extent the Approved Space Plan is modified after the Lease Date, then such shall be incorporated into the working drawings to be approved by Landlord hereunder and Exhibit “H” to the Lease shall be deemed to be conformed to the final working drawings approved pursuant hereto.

(c) Landlord’s Approval; Performance of Tenant Improvement Work. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (i) they comply with all laws, (ii) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or materially and adversely affect the Building’s systems, affect the exterior appearance of the Building, or affect the appearance of the common area, (iii) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (iv) the improvements depicted thereon conform to the reasonable rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements. Landlord shall not withhold its approval to the working drawings to the extent they are consistent with the Approved Space Plan. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Tenant Improvement Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law or otherwise correct or free of error, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Tenant Improvement Work to be performed in accordance with the Working Drawings.

3. Contractors; Performance of Tenant Improvement Work. The Tenant Improvement Work shall be performed only by licensed contractors and subcontractors: (a) approved in writing by Landlord, which approval shall not be unreasonably withheld; and (b) that have submitted an AIA Contractor’s Qualification Statement, Form A305 (the “Form A305”) to Landlord for review and approval, which approval shall not be unreasonably withheld. Tenant has notified Landlord that Tenant would be seeking bids from BCCI, Novo, Skyline and Principal Builders and Landlord preliminarily approve these contractors, subject to review and approval of completed Form A305 from the selected contractors. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Tenant Improvement Work is commenced. The Tenant Improvement Work shall be performed in a good and workmanlike manner free of material defects, shall conform in all material respects with the Working Drawings, and shall be performed in such a manner and at such times so as not to unreasonably interfere with or delay Landlord’s other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Tenant Improvement Work (e.g., elevators, freight lifts, excess electricity, etc.). Tenant and its contractors and consultants shall have reasonable access to the Building freight lifts, loading areas, parking, restrooms, utilities (including water, electricity and HVAC) and related facilities for the purposes of facilitating the construction of the Tenant Improvement Work at no charge to Tenant (other than parking within the Building which shall be billed at Landlord’s customary daily rate).

4. Construction Contracts.

(a) Tenant’s General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and reasonably approved by Landlord, which shall comply with the provisions of this Section 4 and provide for, among other things, (i) a one-year warranty for all defective Tenant Improvement Work; (ii) a requirement that Tenant’s Contractor maintain general commercial liability insurance of not less than a combined single limit of $3,000,000, naming Landlord, Landlord’s property management company, Landlord’s mortgagee and Tenant as additional insureds; (iii) a requirement that the contractor perform the Tenant Improvement Work in substantial accordance with the Working Drawings and in a good and workmanlike manner; (iv) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (v) those items described in Section 4(b) (collectively, the “Approval Criteria”). Landlord shall have three (3) business days to notify Tenant whether the proposed construction agreements satisfy the Approval Criteria (which approval shall not be unreasonably withheld). If Landlord reasonably determines that the proposed construction agreements do not satisfy the Approval Criteria, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord, following which Landlord shall have two (2) business days to notify Tenant whether the revised construction agreements satisfy the Approval Criteria. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three (3) business days after the initial construction agreements or two (2) business days after the revised construction agreements (as the case may be) are delivered to Landlord, then the construction agreements submitted by Tenant shall be deemed to have satisfied the Approval Criteria.

(b) All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall: (i) provide a schedule and sequence of construction activities (provided that Tenant shall establish its construction schedule and sequencing in such a manner (and with consultation with Landlord) such that shall be undertaken in such a manner so as not to unreasonably disturb the operation of the Building or the tenancy of the other tenants of the Building), (ii) be in a contract form that satisfies the Approval Criteria, and (iii) be assignable following an uncured default by Tenant under the Lease to Landlord and Landlord’s mortgagee.

5. Change Orders. Tenant may initiate changes in the Tenant Improvement Work. Each such change must receive the prior written approval of Landlord (except for minor changes customarily made in the field), such approval not to be unreasonably withheld or delayed; however, if such requested change would adversely affect (in the reasonable discretion of Landlord) the Building’s structure or materially and adversely affect the Building’s systems, affect the exterior appearance of the Building, or affect the appearance of the Common Area, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Tenant Improvement Work, furnish Landlord with an accurate architectural “as-built” plan of the Tenant Improvement Work as constructed, which plan shall be incorporated into this Exhibit “C” by this reference for all purposes. If Tenant requests any changes to the Tenant Improvement Work described in the Working Drawings, then any net increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs (hereinafter defined).

6. Definitions. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean: (i) with respect to the Tenant Improvement Work, that such work is completed (as reasonably determined by the Architect) substantially in accordance with the Working Drawings; and (ii) with respect to the Landlord’s Work, that such work is substantially completed in accordance with the plans and specifications for the Landlord’s Work. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed, which minor details shall be completed by Landlord as soon as reasonably practicable thereafter.

7. Delays.

(a) If Landlord shall fail to achieve Substantial Completion of the Landlord’s Work prior to November 1, 2014, and such is not the result of a Tenant Delay, then in such an event the Commencement Date shall be extended until Substantial Completion of the Landlord’s Work has been achieved and such extension of the Commencement Date shall be Tenant’s sole remedy in such an event.

(b) If Landlord shall fail to achieve Substantial Completion of the Landlord’s Work prior to November 1, 2014, to the extent such is the result of a Tenant Delay, then in such an event the Commencement Date shall not be extended and such shall be Landlord’s sole remedy in such an event.

(c) If Tenant shall fail to achieve Substantial Completion of the Tenant Improvement Work prior to November 1, 2014, and such is the result of a Landlord Delay, then in such an event the Commencement Date shall be extended one day for each day experienced as a result of the Landlord Delay and such extension of the Commencement Date shall be Tenant’s sole remedy in such an event.

(d) “Tenant Delay” shall mean actual delays to the extent resulting from: (i) Tenant’s failure to review and approve the plans and specifications for any Approval Item within the time period set forth in Section 1 of this Work Letter; (ii) material and unreasonable interference by Tenant, or its agents, contractors or employees, with the Substantial Completion of the Landlord Work which objectively precludes or delays the construction of the Landlord Work; or (iii) Tenant’s failure to complete any component of the Tenant Improvement Work which is a prerequisite to the completion of any Landlord’s Work, which failure objectively precludes or delays the construction of the Landlord’s Work. In the event Landlord believes that a Tenant Delay has occurred, Landlord shall provide Tenant with prompt written notice thereof, including a description of the circumstances causing the Tenant Delay and the number of days of delay resulting therefrom.

(e) “Landlord Delay” shall mean actual delays to the extent resulting from: (i) Landlord’s failure to review and approve the Working Drawings in accordance with this Work Letter; (ii) material and unreasonable interference by Landlord, or its agents, contractors or employees, with the Substantial Completion of the Tenant Improvement Work which objectively precludes or delays the construction of the Tenant Improvement Work or (iii) Landlord’s failure to complete any component of the Landlord Work by the specific completion date therefor identified in Exhibit “D”, which failure objectively precludes or delays the construction of the Tenant Improvement Work. In the event Tenant believes that a Landlord Delay has occurred, Tenant shall provide Landlord with prompt written notice thereof, including a description of the circumstances causing the Landlord Delay and the number of days of delay resulting therefrom.

(f) For purposes of clarity, in no event shall the Commencement Date be extended by virtue of (and Tenant shall bear the risk of): (i) any bankruptcy, insolvency, injunction, liquidation, receivership, litigation or other legal or financial inability of the part of (or involving) the Tenant’s general contractor; or (ii) any delay in the completion of the Tenant Improvement Work by virtue of any of the circumstances described in subsection (f)(i) above.

8. Walk-Through; Punchlist. When Tenant considers the Tenant Improvement Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvement Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Tenant Improvement Work to complete all punchlist items within thirty (30) days after agreement thereon. When Landlord considers the Landlord’s Work in the to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Landlord’s Work and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Landlord’s Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Landlord’s Work to complete all punchlist items within thirty (30) days after agreement thereon.

9. Excess Costs. The entire cost of performing the Tenant Improvement Work (including design of the Tenant Improvement Work and preparation of the Working Drawings, costs of construction labor and materials, additional janitorial services, related taxes and insurance costs, general conditions, permit, engineering, the construction supervision fee referenced in Section 10 of this Exhibit “C”, permits, telecom and data cabling and security systems), are herein collectively called the “Total Construction Costs”. The amount by which the Total Construction Costs exceed the Tenant Improvement Allowance is referred to herein as the “Excess Costs”. All Excess Costs shall be paid by the Tenant.

10. Tenant Improvement Allowance. Landlord shall provide to Tenant the Tenant Improvement Allowance to be applied toward the Total Construction Costs, as adjusted for any changes to the Tenant Improvement Work. Landlord shall pay to Tenant, pro rata and pari passu with the Excess Costs to be paid by Tenant for the Tenant Improvement Work, portions of the Tenant Improvement Allowance in monthly draws following performance of portions of the Tenant Improvement Work and the receipt by Landlord of the following items:

(a) a written request for payment,

(b) partial lien waivers for the portion of the Tenant Improvement Work performed for the current month, from all persons performing such Tenant Improvement Work or supplying or fabricating materials for such Tenant Improvement Work, fully executed, acknowledged and (if required by law) in recordable form,

(c) the Architect’s certification that the portion of the Tenant Improvement Work for which reimbursement has been requested has been performed, on the appropriate AIA form or another form reasonably approved by Landlord, and

(d) in connection with the final distribution of the Tenant Improvement Allowance, the permanent certificate of occupancy issued for the Premises or the final sign-off of the Building Department permitting occupancy of the Premises.

Landlord shall pay the requested portion of the Tenant Improvement Allowance to Tenant within thirty (30) days following Tenant’s submission of the above items, less, in connection with the final distribution of the Tenant Improvement Allowance, Landlord’s reasonable estimate of the cost to complete the punchlist items, which amount shall be released to Tenant upon delivery to Landlord of evidence of the completion of the punchlist items. Notwithstanding anything to the contrary contained in this Exhibit “C”, Landlord shall not be obligated to make any disbursement of the Tenant Improvement Allowance during the pendency of any of the following: (x) there is an unbonded lien outstanding against the Building or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, for the Tenant Improvement Work, (y) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (z) Tenant is in Default. Tenant agrees to provide, upon request from Landlord, reasonable written evidence of payment of all Excess Costs. In addition to the Tenant Improvement Allowance, upon delivery of a test fit plan, a completed space plan and associated CAD drawings, Landlord shall reimburse Tenant $5,720.25.

The Total Construction Costs shall not include and Landlord shall be solely responsible for (at Landlord’s sole cost) the following: (a) costs incurred to remove any hazardous or toxic materials (including, without limitation, asbestos) from the Premises or the surrounding area; and (b) costs to bring the Building and the Common Areas into compliance with applicable laws for general office use (and to the extent the Permitted Use requires compliance with an applicable law different from a general office use, the cost of such different level of compliance shall be part of the Total Construction Costs).

11. Construction Management. Landlord or its affiliate or agent shall supervise the Tenant Improvement Work and coordinate the relationship between the Tenant Improvement Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and one-half percent of the amount of the Tenant Improvement Allowance.

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s	Pedro Sanchez
Representative:	c/o Winthrop Management LP
201 California Street, Suite 300
San Francisco, CA 94111
Telephone: 415-247-2105
Facsimile: 415-247-2108

Tenant’s Representative:	Michael Gandy
Invuity, Inc.
39 Stillman Street
San Francisco, CA 94107
Telephone: 415-655-2129
Facsimile: 415-223-8607

13. Landlord Failure to Pay or Perform. Notwithstanding anything to the contrary in the Lease or this Work Letter, if Landlord fails to disburse any of the Tenant Improvement Allowance when required to do so hereunder or fails to diligently perform the Landlord’s Work (a “Work Letter Defaults”), then Tenant shall have the right to pay and perform any such obligations of Landlord resulting in the Work Letter Defaults. In such an event, Tenant may offset and credit the costs incurred by Tenant in connection therewith (including, any unpaid portion of the Tenant Improvement Allowance) plus interest against Base Rent thereafter due under this Lease; provided, however, in no event shall Tenant’s offset against Base Rent pursuant hereto exceed (in any given month) an amount equal to 25% of the monthly installment of Base Rent due for such month.

14. Mezzanine. Tenant shall have the right, as part of the Tenant Improvement Work, to demolish up to fifty percent (50%) of the mezzanine in the Premises (based on square footage), but the actual reduction in the square footage of the mezzanine as a result thereof shall not affect the square footage of the Premises as stipulated by the parties in the Basic Lease Provisions.

15. Floor Allowance. To offset costs that Tenant will incur to make repairs to the floors of the Premises, Landlord shall increase the Tenant Improvement Allowance by an additional $20,000 (the “Special Floor Allowance”). Accordingly, Landlord shall have no further obligation to Tenant related to the floor of the Premises

16. Required Removal Items. Notwithstanding anything to the contrary contained in the Lease (including this Exhibit “C”), at the end of the Term (whether by expiration or earlier termination thereof), Tenant shall (at its expense) cause the following Tenant Improvement Work to be demolished and removed from the Premises in accordance with the terms of this Lease (the “Required Removal Items”): (a) the clean room, (b) the gowning room, (c) the environmental control room; (d) the lab rooms and (e) the partition butting up to the bulk materials area. These Required Removal Items are all as presently depicted on Exhibit “H”, but if there shall be a change in the Approved Space Plan hereafter, the Required Removal Items shall be subject to this Section 16 regardless of the final placement thereof within the Premises.

17. Miscellaneous. To the extent not inconsistent with this Exhibit “C”, the Lease shall govern the performance of the Tenant Improvement Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

[END OF EXHIBIT “C”]

EXHIBIT “D”

LANDLORD’S WORK

Landlord shall complete the following (“Landlord’s Work”):

(a) Within 30 days of Tenant’s completion of the electrical room, as noted in the Working Drawings (to include 600 amp service), extend into the Premises the main high voltage electrical panel(s) to the Premises (480v power) from the main distribution panel in the northwest corner of the floor to a mutually agreed upon electrical room in the Premises with capacity to accommodate Tenant’s reasonable HVAC, electrical and lighting use as defined by the Working Drawings which shall include panel distribution, a switch board, and step down transformer.

(b) Provide a minimum of 91 tons of condenser water and install dedicated 4” supply and return condenser water lines from the cooling tower stubbed to the Premises for Tenant’s exclusive use.

(c) On or before June 30, 2014, caulk and seal ceiling penetrations and poke-throughs where indicated by Tenant.

(d) Provide Tenant path of travel documentation demonstrating that the Building and Common Areas are in compliance with the Americans with Disabilities Act and accessibility codes on or before the date which is six (6) weeks after the Lease is executed by Landlord and Tenant.

(e) Ensure that the Base Building and all Common Areas are in compliance with applicable laws.

(f) Should Tenant’s contractor identify any suspect material that may contain asbestos in the Premises, Landlord shall test the material and shall remove such material if such is found to contain asbestos. If any of the columns within the Premises are covered with leadbased paint, such paint shall be removed by Landlord.

(g) Properly demise the Premises as indicated in Exhibit “B” in compliance with all Legal Requirements. ***

(h) Provide make up air in accordance with applicable laws, which shall include a new OA fan and the installation of 2 shafts to accommodate fresh air and exhaust make-up air.

(i) Ensure that the exterior windows are water and weather proof.

(j) Install guardrails for the mezzanine and elevated space over the garage area in accordance with applicable laws and using similar materials as to that presently utilized for the existing guardrails.

(k) If required by applicable laws, Landlord shall install a base building fire panel for Tenant to connect its fire life safety system to.

D-1

(l) If it is determined that the two openings in the sheer wall running along column line 6 are not in compliance with applicable law, Landlord shall fill in the openings in accordance with Landlord’s engineered specifications which shall be in compliance with all applicable law.

***	Denotes an Approval Item for purposes of Section 1 of the Work Letter

[END OF EXHIBIT “D”]

D-2

EXHIBIT “E”

SUBSTANTIAL COMPLETION/ACCEPTANCE LETTER

Date

Re:	Lease dated as of , , by and between Landlord, and , as Tenant, for rentable square feet on the floor of the Building located at .

Dear             :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Term of the Lease is ;

2.	The Termination Date of the Term of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,	Agreed and Accepted:

Tenant:
Property Manager
By:
Name:
Title:
Address:

[END OF EXHIBIT “E”]

E-1

EXHIBIT “F”

RULES AND REGULATIONS

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than that of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no rubbish or other obstructing substances shall be thrown therein.

2. No advertisement, signs, pictures, placards or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenant by Landlord, the initial cost thereof to be charged to and paid for by Landlord.

3. Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way obstruct or unreasonably interfere with the rights of other tenants or in any way injure or unreasonably annoy them, or violate any applicable laws, codes or regulations. Tenant, its agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or unreasonably interfere in any way with other tenants, or those having business with them. Nothing shall be thrown by Tenant, its clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

4. Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, freight lifts, elevators or elsewhere in the Building (other than designated bicycle storage areas), without the approval of Landlord, which approval Landlord shall not unreasonably withhold. Approval is hereby granted for the allowance of non-dangerous, domesticated household pets (including, without limitation, dogs and cats, but excluding without limitation, livestock and other animals not generally maintained within a residential structure) to access the Building and to be kept within a tenant’s premises in the normal course. No animals other than aquarium fish or birds maintained in an aquarium or cage may be kept overnight in a premises without the presence of the animals owner. All other animals shall be maintained in reasonable control of the animal’s owner at all times within the Building. Notwithstanding, Landlord reserves the right to prohibit any animal from the Building that Landlord determines presents a credible threat to personal injury or property damage or which may create or has created any objectionable noise or odor in the Building that may interfere with any other Building occupant’s right to quiet enjoyment or Landlord’s ability to maintain good order therein.

6. Except as permitted pursuant to Section 25, no painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. There shall be no nailing, boring or screwing into the woodwork or plastering within the Premises (other than in connection with usual and customary decorations, pictures, artwork and wall-hangings). All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant’s agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant’s compliance with Section 24 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenant shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

7. Landlord shall provide an adequate number of keys and access cards to Tenant, at no charge to Tenant. No additional locks or latches shall be put upon any door and no locks shall be changed without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, at the termination of their Lease, shall return to Landlord all keys to doors in the Building.

8. Landlord in all cases retains the power to approve (not to be unreasonably withheld) the placement of any iron safes or other heavy articles which could reasonable affect the structural integrity of the Building or any Building systems.

9. The use of burning fluid, camphor, benzene, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

10. If Tenant desires blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s reasonable consent and at the expense of Tenant. No awnings shall be placed on the Building. Window covering shall be closed when the effect of sunlight would impose unnecessary loads on the air conditioning system.

11. All wiring and cabling work shall be done only by contractors reasonably approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel. No antenna or cabling shall be installed on the roof or exterior walls of the Building.

12. At Landlord’s discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor’s business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

13. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.

14. Subject to Tenant’s rights under Section 1(c), the freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.

15. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each tenant shall cooperate to prevent the same.

16. Each tenant shall ensure that all doors to its premises are locked and all water faucets or apparatus and office equipment are shut off before the tenant or its employees leave such premises at night. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

17. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever may be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Each tenant shall store its refuse within its Premises. No material shall be placed in the refuse boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removal without being in violation of any law or ordinance governing such disposal.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein. Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such rules or regulations against any or all tenants of the Building. Landlord, however, shall not apply such rules and regulations in a discriminatory manner. Tenant shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

[END OF EXHIBIT “F”]

EXHIBIT “G”

ENVIRONMENTAL REPORTS

Report Prepared By	Report Name	Report Date

EBI Consulting	Phase I Environmental Site Assessment	1/12/2012
Geosyntec	Environmental Site Assessment	8/6/2012
Geosyntec	Site Mitigation Plan	10/12/2012
RGA Environmental	Asbestos & Land Survey Report	4/22/2013
Geosyntec	Construction Completion Report	5/3/2013
Geosyntec	First Quarterly Progress Report	8/2/2013
Geosyntec	Quarterly Progress Report	12/20/2013
Geosyntec	Quarterly Progress Report	2/17/2014

[END OF EXHIBIT “G”]

G-1

EXHIBIT “H”

APPROVED SPACE PLAN

[SEE ATTACHED CONSISTING OF ONE PAGE]

[END OF EXHIBIT “H”]

H-1

EXHIBIT “I”

EXCLUDED AREA

[END OF EXHIBIT “I”]

I-1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (this “First Amendment”) is made as of the 7th day of November, 2014, by and between 444 DEHARO—VEF VI, LLC, a Delaware limited liability company (“Landlord”), and INVUITY, INC., a California corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant entered into that certain Office Lease Agreement dated May 9, 2014 (the “Lease”) covering premises located on the first floor of that certain building located at 444 De Haro Street, San Francisco, California (the “Building”), containing approximately 38,315 rentable square feet, known as Suite 110, all as more particularly set forth in the Initial Lease (the “Premises”).

B.	Landlord and Tenant desire to amend the Lease upon the terms set forth below, and express their intention that the terms and conditions relating to modifications to the Landlord’s Work and Tenant Improvement Work to be completed pursuant to the Lease.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

The Lease is hereby amended as follows:

1. Amendment to Tenant Improvement Allowance. Section 12 of Article I of the Lease is hereby amended to now read as follows:

“12.	Tenant Improvement Allowance (See Section 21):	$65.00 per rentable square foot, plus the Special Floor Allowance set forth in Section 15 of Exhibit “C” and the Additional Allowances set forth in Section 18 of Exhibit “C”.”

2. Amendment to Exhibit “C”. Exhibit “C” is hereby amended to add an additional Section 18 thereto providing as follows:

“18 Additional Allowances. Landlord hereby agrees that the Tenant Improvement Allowance shall be increased by the following amounts (the “Additional Allowances”):

(a) Landlord shall increase the Tenant Improvement Allowance by the sum of $41,804.00 on account of Tenant’s agreement to extend into the Premises the main electrical service from the main distribution panel in the northwest corner of the floor per the Working Drawings.

(b) Landlord shall increase the Tenant Improvement Allowance by the sum of $48,891.00 on account of Tenant’s agreement to perform the following items of construction:

(i) installation of a minimum of dedicated 4” supply and return condenser water lines from the cooling tower stubbed to the Premises for Tenant’s use; and

(ii) installation of 2 shafts to accommodate fresh air and exhaust make-up air per the Working Drawings.

(c) Landlord shall increase the Tenant Improvement Allowance by the sum of $10,204.00 on account of Tenant’s agreement to install guardrails for the mezzanine and elevated space over the garage area in accordance with applicable laws and using similar materials as to that presently utilized for the existing guardrails.

(d) Landlord shall increase the Tenant Improvement Allowance by the sum of $10,000.00 on account of Tenant’s agreement to remedy the fact that: (i) the fire sprinkler branch lines have been installed with powder-actuated shot pins and not with mechanically drilled anchors; and (ii) there are a mixture of sprinkler heads that do not meet code and/or have paint over spray, rendering them ineffective for Tenant’s use in the mezzanine space of the Premises.

None of the aforementioned work to be completed by Tenant as described in subsections (a)-(d) above (collectively, the “Additional Tenant Work”) shall be a Required Removal Item for purposes of the Lease. Tenant shall complete the Additional Tenant Work otherwise in the same manner and pursuant to the terms of this Exhibit “C”. Landlord shall pay the Additional Allowances along with the balance of the Tenant Improvement Allowance when required pursuant to the terms of this Exhibit “C”.”

3. Replacement Exhibit D to Lease.

(a) On account of the Additional Allowances, the Additional Tenant Work shall no longer be Landlord’s Work under the Lease and shall not be performed by Landlord, but rather such shall be performed by Tenant as part of the Tenant Improvement Work. Notwithstanding the inclusion in Additional Tenant Work of the matters described in subsection (b)(ii) above and the replacement of Exhibit D to the Lease pursuant Section 3(b) below, Landlord will make available to the Premises during the entire Lease Term not less than 91 tons of condenser water to the Premises and the 4” supply and return condenser water lines from the cooling tower stubbed to the Premises shall be for Tenant’s use. Notwithstanding the foregoing, Landlord will test, adjust and rebalance the condenser water flow serving Tenant following such connection to ensure that Tenant continues to receive not less than 91 tons of condenser water to the Premises.

(b) Additionally, Landlord agrees to perform certain additional improvements to the Premises not originally set forth on Exhibit “D” to the Lease, which items are referred to as “New Landlord’s Work” on Replacement Exhibit “D” attached to this First Amendment. All New Landlord’s Work shall become part of the Landlord’s Work for purposes of the Lease and shall be completed as such by Landlord within the timeframes set forth on Replacement Exhibit D.

(c) In order to effectuate the agreements with respect to the Additional Tenant Work and the New Landlord Work, Exhibit “D” to the Lease is hereby amended and replaced in its entirety with Replacement Exhibit “D” attached to this First Amendment. By virtue of such, Replacement Exhibit

“D” shall hereafter establish the scope of the Landlord’s Work for purposes of the Lease. All references to Exhibit “D” in the Lease shall hereafter mean and refer to Replacement Exhibit “D” attached to this First Amendment.

4. Agreement Regarding Roof Installations. Tenant desires that Landlord grant permission to the installation of duct work and fans (including necessary slab and roof penetrations associated therewith) on the roof of the Building in accordance with the Working Drawings. All such duct work, fans and roof penetrations reflected on the Working Drawings as of the date of this First Amendment are referred to herein as the “Roof Installations”. Landlord hereby consents to the Tenant making the Roof Installations as part of the Tenant Improvement Work subject to the following terms and conditions:

(a) All Roof Installations shall be made in strict accordance with the Working Drawings and the Working Drawings shall not be modified after the date of this First Amendment as to the Roof Installations without Landlord’s express written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(b) All Roof Installations shall be Required Removal Items for purposes of the Lease and (in that regard) all roof penetrations or damage to the roof occurring as a result of the removal of the Roof Installations shall be repaired (at Tenant’s cost) in a good and workmanlike manner;

(c) Tenant shall (at its sole cost and expense) maintain, repair and replace the Roof Installations in a good and workmanlike manner;

(d) All modifications, repairs and replacements to the Roof Installations after their initial installation shall require Landlord’s approval under Section 25 of the Lease, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with Section 25 of the Lease;

(e) Access to installation the Roof Installations shall be coordinated through Landlord. After initial installation, Tenant shall not access the roof of the Building for any purpose whatsoever without the consent of the Landlord (such approval not to be unreasonably withheld if such is necessary to repair, maintain, replace or remove the Roof Installations);

(f) Landlord shall have no duty to insure the Roof Installations and shall have no liability on account of damage thereto or destruction thereof caused by weather or any other event or circumstance which causes damage or destruction by virtue of their location on the roof of the Building; and

(g) If Landlord is required to (or desires to) make any modifications, repairs or replacements to the roof of the Building (“Roof Work”) and the Roof Work requires that the Roof Installations be disturbed, disconnected, removed or moved, then the following provisions shall apply:

(i)	Landlord shall give Tenant at least five (5) business days prior written notice of the Roof Work including a description of what affect such will have on the Roof Installations and the name of the Landlord’s Contractor(s) who will perform the Roof Work and Roof Installation Services (except that no notice need be given in the case of an emergency). The required disturbance to, disconnection of, reconnection, removal, movement, reinstallation or resetting of the Roof Installations as may be required to complete the Roof Work are collectively referred to herein as the “Roof Installation Services”.

(ii)	Within five (5) business days after receiving the Landlord’s notice, Tenant shall notify Landlord in writing as to whether Tenant wishes to: (A) retain its own contractor to perform the Roof Installation Services (a “Tenant’s Contractor”) in which event Tenant’s notice shall the name of such Tenant’s Contractor; or (B) have Landlord’s Contractor perform the Roof Installation Services. If Tenant fails to notify Landlord within such five (5) business days, Landlord shall be free to contract with a Landlord’s Contractor. Notwithstanding the foregoing, Landlord shall be free to utilize any contractor of its choosing to perform Roof Installation Services in the event of an emergency without any required notice to Tenant.

(iii)	If a Landlord’s Contractor will perform the Roof Installation Services, then: (A) Landlord shall contract with the Landlord’s Contractor(s) and shall coordinate and monitor the performance of the Roof Installation Services; (B) Landlord shall return the Roof Installations to substantially the condition which existed prior to the commencement of the Roof Work; and (C) Tenant shall be responsible to pay within ten (10) days of presentation of an invoice therefor, the cost of all Roof Installation Services performed by Landlord’s Contractors.

(iv)	If a Tenant’s Contractor will perform the Roof Installation Services, then: (A) the identity of the Tenant’s Contractor must be approved by Landlord prior to Tenant contracting for or performing any such Roof Installation Services (such approval not to be unreasonably withheld); (B) once approved, Tenant’s Contractor shall: (i) enter into a contract with Tenant for the Roof Installation Services and such shall be delivered to Landlord; (ii) deliver to Landlord appropriate insurance certificates naming Landlord as an additional insured providing such coverages as are commercially reasonable given the scope of the Roof Installation Services; and (iii) coordinate with the contractor performing the Roof Work in order to schedule the Roof Installation in a proper manner so as not to materially delay, interfere with or increase the cost of the Roof Work; (C) upon satisfaction of items (A) and (B), Tenant’s Contractor shall be responsible for the performance of all Roof Installation Services in a good and workmanlike manner, including all work required to return the Roof Installations to the condition which existed prior to the commencement of the Roof Work; (D) if Tenant’s Contractor shall fail to cooperate with Landlord or Landlord’s Contractor or shall fail to perform the Roof Installation Services in a timely manner as required to perform the Roof Work and such is not cured by Tenant or Tenant’s Contractor within ten (10) business days, then Landlord shall be free to hire a Landlord’s Contractor to perform the Roof Installation Services and subsection (iii) above shall control; and (E) Tenant shall pay all amounts due to Tenant’s Contractor’s on account thereof.

(v)	In addition to any expenses to be paid pursuant to subsection (iii) and (iv) above, Tenant shall additionally be responsible to pay within ten (10) days of presentation of an invoice: (A) therefor the incremental increase in the cost of any Roof Work arising by virtue of Landlord’s accommodation of Tenant’s request to perform the Roof Work or Roof Installation Services outside of normal business hours; and (B) the cost of any increase to the Roof Work caused by Tenant’s Contractor’s negligent acts or willful misconduct.

(vi)	Landlord recognizes that the Roof Installations are critical to the operation of Tenant’s business in the Premises, and, accordingly, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations in connection with any Roof Work, including, without limitation, coordinating timing of the Roof Work with Tenant, and, if requested by Tenant, performing the Roof Work outside of normal business hours (except in case of an emergency). So long as Landlord is in compliance with the provisions of this Section and the Lease, Landlord shall not be liable to Tenant for any disruption to Tenant’s operations caused by the disturbance, disconnection, removal or movement of the Roof Installations on account of any Roof Work or Roof Installation Services. Landlord shall be liable to Tenant for the cost of any damage to the Roof Installations caused by the gross negligence or willful misconduct of the Landlord in the performance of the Roof Work, except to the extent caused by the acts or omissions of the Tenant’s Contractor.

5. Agreement Regarding Dock Extension and Ejector Installation.

(a) Tenant desires that Landlord grant permission to the installation of: (i) a loading dock extension as finally designed and shown on the Working Drawings approved by Landlord (the “Dock Extension”); and (ii) an ejector pump in the garage to service a restroom within the Premises as finally designed and shown on the Working Drawings approved by Landlord (the “Ejector Installation”). Landlord hereby consents to the Tenant making the Dock Extension and the Ejector Installation as part of the Tenant Improvement Work subject to the following terms and conditions:

(b) The Dock Extension and Ejector Installation shall be made in strict accordance with the Working Drawings and such Working Drawings shall not be modified without Landlord’s express written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(c) The Dock Extension and Ejector Installation shall not be Required Removal Items for purposes of the Lease and (in that regard) shall be left in place at the end of the Term;

(d) Tenant shall (at its sole cost and expense) install the Dock Extension and Ejector Installation as part of the Tenant Improvement Work otherwise in accordance with the Lease;

(e) Tenant shall (at its sole cost and expense) maintain, repair and replace the Ejector Installation in a good and workmanlike manner and

(f) All modifications, repairs and replacements to the Dock Extension or Ejector Installation after their initial installation shall require Landlord’s approval under Section 25 of the Lease, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with Section 25 of the Lease.

6. Acknowledgement Regarding Timing. In consideration of the agreements herein regarding the Additional Tenant Work, the New Landlord Work, the Roof Installations and the Dock Extension, Landlord and Tenant hereby waive any claim for either Landlord Delay or Tenant Delay resulting from the Additional Tenant Work, the New Landlord Work, the Roof Installations and the Dock Extension; provided, however, that Landlord’s failure to complete the New Landlord’s Work within the timeframes set forth on Attachment #1 to Replacement Exhibit D shall constitute a Landlord Delay under the Lease.

7. Entire Agreement. This First Amendment and the Lease contain all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written.

8. Authority. Each of Landlord and Tenant represent and warrants that the person executing this First Amendment on its behalf is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

9. Definitions. All capitalized terms used herein shall have the meanings set forth herein or, if not set forth herein, shall have the meanings set forth in the Lease for said terms.

10. Effect of First Amendment. Except as specifically amended hereby or inconsistent herewith, all of the terms and conditions of the Lease shall be and remain in full force and effect.

11. Incorporation of Recitals. The Recitals and Sections 1-12 inclusive, are hereby incorporated into the Lease by this reference.

12. Lender. Landlord represents to Tenant that it has obtained the written consent of Wells Fargo Bank, National Association to the execution of this First Amendment as required pursuant to that certain Subordination Agreement, Acknowledgement of Lease, Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated on or about the date of the Lease.

13. Miscellaneous. As amended by this First Amendment, the Lease shall remain in full force and effect and is ratified by Landlord and Tenant. This First Amendment (a) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (b) is governed by, and will be construed and enforced in accordance with, the laws of the State of California without giving effect to any conflict of laws rules; (c) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns; and (d) may be executed by facsimile or other electronic means and when so executed such facsimile or electronic signatures shall be deemed originals for all purposes.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date and year hereinabove first written.

LANDLORD:

444 DEHARO - VEF VI, LLC,
a Delaware limited liability company

By:	444 De Haro Member, LLC, a Delaware limited liability company, its sole member

	By:	Value Enhancement Fund VI, L.P.,
a Georgia limited partnership, its sole member

	By:	VEF Group Management, LLC,
a Delaware limited liability company,
its manager

		By:	/s/ Joseph A. Hill
		Name:	Joseph A. Hill
		Title:	Secretary

TENANT:

INVUITY, INC., a California corporation

By:	/s/ Philip Sawyer
Name:	Philip Sawyer
Title:	CEO

REPLACEMENT EXHIBIT “D”

LANDLORD’S WORK

Landlord shall complete the following (“Landlord’s Work”):

(a) On or before June 30, 2014, caulk and seal ceiling penetrations and poke-throughs where indicated by Tenant. +++

(b) Provide Tenant path of travel documentation demonstrating that the Building and Common Areas are in compliance with the Americans with Disabilities Act and accessibility codes on or before the date which is six (6) weeks after the Lease is executed by Landlord and Tenant. +++

(c) Ensure that the Base Building and all Common Areas are in compliance with applicable laws.

(d) Should Tenant’s contractor identify any suspect material that may contain asbestos in the Premises, Landlord shall test the material and shall remove such material if such is found to contain asbestos. If any of the columns within the Premises are covered with lead-based paint, such paint shall be removed by Landlord. +++

(e) Properly demise the Premises as indicated in Exhibit “B” in compliance with all Legal Requirements. ***

(f) Ensure that the exterior windows are water and weather proof.

(g) If required by applicable laws, Landlord shall install a base building fire panel for Tenant to connect its fire life safety system to. +++

(h) If it is determined that the two openings in the sheer wall running along column line 6 are not in compliance with applicable law, Landlord shall fill in the openings in accordance with Landlord’s engineered specifications which shall be in compliance with all applicable law. +++

(i) Perform the “New Landlord Work” described on Attachments #1, #2, #3, and #4 attached to this Replacement Exhibit “D”.

*** Denotes an Approval Item for purposes of Section 1 of the Work Letter

+++ Denotes an item of Landlord’s Work which is completed and accepted by Tenant as of the date of this First Amendment

Attachment #1 to Replacement Exhibit D – Page 1

ATTACHMENT #1

TO

REPLACEMENT EXHIBIT “D”

[SEE ATTACHED CONSISTING OF 1 PAGE]

Attachment #1 to Replacement Exhibit D – Page 1

ITEM	DESCRIPTION	RESPONSIBILITY			COMPLETE BY	NOTES
		DESIGN	CONST.	COST

1	Shear wall infill	L	L	L	Completed	Accepted by Tenant

2	Ramp area framing and glazing	L	L	L	Completed	Accepted by Tenant

4	Two 10’X10’ holes in floor slab	L	L	L	Completed	Accepted by Tenant. See Attachment #2 to Replacement Exhibit “D”

5	Loading Dock Hoist repairs	L	L	L	12/1/2014	Work is in progress

7	Mail Box Relocation	L	L	L	Completed	Accepted by Tenant

8	Repair mezzanine structural deficiencies	L	L	L	Completed	Accepted by Tenant. See Attachment #3 to Replacement Exhibit “D”

11	Fire safe slab penetrations at MPOE existing openings to garage and 2nd floor	L	L	L	Completed	Accepted by Tenant

14	Hole in Slab in room 167- former dock leveler needs patching	N/A	I	I	Completed	Accepted by Tenant

15	Structural column with severe crack	L	L	L	Completed	See Attachment #4 to Replacement Exhibit “D”

17	Design for New 4” Condenser Taps	L	I	L	Completed	Accepted by Tenant

KEY	Responsibility
I	Invuity
L	Landlord

ATTACHMENT #2

TO

REPLACEMENT EXHIBIT “D”

[SEE ATTACHED CONSISTING OF 2 PAGES]

Attachment #2 to Replacement Exhibit D – Page 1

City and County of San Francisco
Department of Building Inspection

NOTICE

SPECIAL INSPECTION REQUIREMENTS

STRUCTURAL OBSERVATION REQUIREMENTS

Special Inspection Services Contact Information

SPECIAL INSPECTION AND STRUCTURAL OBSERVATION

JYASF
STRUCTURAL ENGINEERS

SLAB INFILL

444 DE HARO STREET
SAN FRANCISCO, CA

STRUCTURAL NOTES, SPECIAL INSPECTION AND ABBREVIATIONS

S1

A EXISTING FIRST FLOOR PLAN

C ELEVATION AT SLAB INFILL

B PARTIAL EXISTING FIRST FLOOR PLAN

SLAB AND FOOTING LAP SPLICE SCHEDULE											
f'c CONCRETE STRENGTH	LAP TYPE	REBAR SIZE									
		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
		LAP SPLICE LENGTH (INCHES)									
[illegible]	A	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	B	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

1 SECTION AT INFILL

2 REINFORCEMENT LAP SPLICE

NTS

JYASF

SLAB INFILL
444 DE HARO STREET
SAN FRANCISCO, CA

Sheet Title
PLANS, SECTIONS AND ELEVATION

Sheet
S2

ATTACHMENT #3

TO

REPLACEMENT EXHIBIT “D”

[SEE ATTACHED CONSISTING OF 5 PAGES]

Attachment #3 to Replacement Exhibit D – Page 1

STRUCTURAL NOTES

LEGEND

ABBREVIATIONS

JYASF

MEZZANINE STRENGTHENING

444 DE HARO STREET

Sheet Title:

STRUCTURAL NOTES, SPECIAL INSPECTION AND ABBREVIATIONS

S1.0

City and County of San Francisco
Department of Building Inspection

NOTICE

SPECIAL INSPECTION REQUIREMENTS

STRUCTURAL OBSERVATION REQUIREMENTS

Special Inspection Services Contact Information

1. Telephone: (415) 558-6132
2. Fax: (415) 558-6474
3. Email:
4. In person:

SPECIAL INSPECTION AND STRUCTURE OBSERVATION

SHEAR WALL SCHEDULE (1/2" STRUCTURAL 1 WOOD STRUCTURAL PANEL)

HOLDOWN SCHEDULE

1 TYP. ANCHOR BOLT LAYOUT

INTERSECTION

CORNER

4 HOLDOWN AT CORNER

2 SHEAR WALL SCHEDULE (S.W.S.)

5 HOLDOWN SCHEDULE

6 JOIST TO BEAM CONNECTOR ROOF OR FLOOR JOISTS

3 SHEARWALL PLYWOOD FRAMING

2 WOOD BM TO ISOLATED COL CONN

A 2-2X CONN.

B 3-2X CONN.

C 4-2X CONNECTION (2-4X SIMILAR)

3 BUILT-UP BEAM CONNECTIONS

JYASE

MEZZANINE STRENGTHENING

444 DE HARO STREET

SPECIAL INSPECTION AND TYPICAL DETAILS

S1.1

17th Street
De Haro Street
GROUND FLOOR PLAN
JYASF
MEZZANINE STRENGTHENING
444 DE HARO STREET
OVERALL PLAN
S2.0

E
D
C
B
1
2
3
4

A MEZZANINE FRAMING PLAN

JYASF

MEZZANINE STRENGTHENING

444 DE HARO STREET

MEZZANINE FRAMING PLAN

S2.1

1 SECTION AT CONCRETE SHEAR WALL

2 POST TO SLAB CONNECTION

3 SECTION

JYASF

MEZZANINE STRENGTHENING

444 DE HARO STREET

SECTIONS AND DETAILS

S3.0

ATTACHMENT #4

TO

REPLACEMENT EXHIBIT “D”

[SEE ATTACHED CONSISTING OF 1 PAGE]

Attachment #4 to Replacement Exhibit D – Page 1

1. TESTS & INSPECTIONS

A. PROVIDE TESTS AND SPECIAL INSPECTIONS FOR ALL ITEMS AS REQUIRED BY THE CALIFORNIA BUILDING CODE 2013 EDITION SECTIONS 1704, 1707 AND 1708.

B. THE OWNER (NOT THE CONTRACTOR) SHALL BE RESPONSIBLE FOR RETAINING AN INDEPENDENT TESTING LAB TO PERFORM ALL REQUIRED TESTING AND SPECIAL INSPECTIONS. A COPY OF ALL INSPECTION REPORTS SHALL BE SUBMITTED TO THE ENGINEER.

C. THE FOLLOWING SPECIFIC ITEMS SHALL BE INSPECTED AND/OR TESTED BY THE TESTING LAB IN ACCORDANCE WITH SECTION 1704, 1707, AND 1708 OF THE 2013 CALIFORNIA BUILDING CODE (AND AS AMENDED BY THE 2013 EDITION OF THE SAN FRANCISCO BUILDING CODE).S

1. PLACEMENT OF REINFORCING STEEL

D. THE FOLLOWING SPECIFIC ITEMS SHALL BE INSPECTED BY THE ENGINEER OF RECORD:

1. PLACEMENT OF REINFORCING STEEL

THE CONTRACTOR IS RESPONSIBLE FOR COORDINATING ALL INSPECTIONS AND ENSURING THAT ALL REQUIRED TESTING & INSPECTION IS PERFORMED TO THE SATISFACTION OF THE INSPECTOR.

**THE CONTRACTOR SHALL NOTIFY THE ENGINEER A MINIMUM OF 3 WORKING DAYS PRIOR TO TIME OF INSPECTION.

2. CONCRETE

A. REINFORCE ALL CONCRETE. INSTALL ALL INSERTS, BOLTS, ANCHORS, AND REINFORCING AND SECURELY TIE PRIOR TO PLACING CONCRETE.

B. NO MORE THAN 90 MINUTES SHALL ELAPSE BETWEEN CONCRETE BATCHING AND CONCRETE PLACEMENT.

C. CONCRETE SHALL BE HARD ROCK CONCRETE, USING PORTLAND CEMENT TYPE I OR II LOW ALKALINE AND SHALL ATTAIN AN ULTIMATE COMPRESSIVE STRENGTH OF 3000 PSI AT 28 DAYS.
MINIMUM CEMENT CONTENT = 6 SACKS/CU.YD. SEE NOTE D.
MAXIMUM SLUMP = 4"
AGGREGATE SIZE = MAXIMUM SIZE APPROPRIATE FOR FORM & REBAR CLEARANCE.

D. CONTRACTOR MAY REPLACE PORTLAND CEMENT CONTENT WITH FLY ASH OR OTHER CEMENTITIOUS MATERIAL UNDER THE FOLLOWING CONDITIONS:

1. A MAXIMUM OF 25% OF PORTLAND CEMENT CONTENT (BY WEIGHT) MAY BE REPLACED WITH OTHER CEMENTITIOUS MATERIAL WITH NO BREAK TEST RECORDS SUBMITTED.
2. A MAXIMUM OF UP TO 50% OF PORTLAND CEMENT CONTENT (BY WEIGHT) MAY BE REPLACED WITH OTHER CEMENTITIOUS MATERIAL PROVIDED BREAK TEST RECORDS OF A MINIMUM OF 20 BREAKS WITHIN THE PAST YEAR ARE SUBMITTED TO THE ENGINEER OF RECORD FOR REVIEW PRIOR TO USE.
3. FLY ASH SHALL NOT COMPOSE MORE THAN 25% OF THE CEMENTITIOUS MATERIAL.

E. CONCRETE SHALL BE CONTINUOUSLY CURED FOR 10 DAYS AFTER PLACING IN ANY APPROVED MANNER, INCLUDING CURING COMPOUND, CURING PAPER, ETC. NOTE: FOOTINGS ARE EXCEPTED FROM THIS REQUIREMENT.

F. LIGHT WEIGHT CONCRETE SHALL HAVE AN AIR-DRY WEIGHT OF NO MORE THAN 110 LBS. PER CUBIC FOOT. LIGHT WEIGHT AGGREGATE SHALL COMPLY WITH ASTM C-330-80 AND C-332-80. LIGHT WEIGHT CONCRETE SHALL COMPLY WITH MIX AND SLUMP REQUIREMENTS OF THE NORMAL WEIGHT CONCRETE SPECIFIED ABOVE.

G. CONDUITS OR PIPES (O.D.) WITHIN SLAB SHALL NOT EXCEED 30% OF SLAB THICKNESS AND SHALL BE SPACED AT LEAST FOUR-DIAMETER APART, UNLESS SPECIFICALLY DETAILED OTHERWISE.

H. VERIFY ALL CONCRETE WORK DIMENSIONS WITH ARCHITECTURAL DRAWINGS BEFORE POURING CONCRETE.

(E) TIE
(E) REBAR
(E) CONC. COLUMN
(E) CONDITION
3/8" TIES @3"o.c. THUS:
12"
(E) CONC. COLUMN
(E) TIE
(E) REBAR
7-#4 AT EQUAL SPACING, DRILL & EPOXY 5/8"øx4" HOLES IN THE SLAB
1" COVER TYP.
3"
(N) CONDITION
(E) CONC. COLUMN
7-#4 DOWELS AT EQUAL SPACING

1 SECTION
1/2"=1'-0"

STRUCTURAL COLUMN REPAIR

PROJECT

STRUCTURAL NOTES

SHEET T

DATE: 0

SSK-NO.

SS